As filed with the Securities and Exchange Commission on May 19, 1997


                           Registration No. 333-18667


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                 AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------
                                COMPU-DAWN, INC.
                 (Name of Small Business Issuer in its Charter)


   Delaware                         7373                       11-3344575
(State or other                (Primary Standard            (I.R.S. Employer
jurisdiction of          Industrial Classification       Identification Number)
incorporation or                    Code No.)
organization)
                                77 Spruce Street
                           Cedarhurst, New York 11516
                           Telephone : (516) 374-6700
                           Telecopier: (516) 374-9553


              (Address and telephone number of principal executive
          offices) (Address of principal place of business or intended principal place of business)
                            -------------------------
                                 Mark Honigsfeld
                            Chairman of the Board and
                             Chief Executive Officer
                                COMPU-DAWN, INC.
                                77 Spruce Street
                           Cedarhurst, New York 11516
                            Telephone: (516) 374-6700
                           Telecopier: (516) 374-9553
            (Name, address and telephone number of agent for service)
                            -------------------------
                                   Copies to:
Fred Skolnik, Esq.                                    Chase A. Caro, Esq.
Gavin C. Grusd, Esq.                                  Caro & Graifman, P.C.
Certilman Balin Adler & Hyman, LLP                    60 East 42nd Street
90 Merrick Avenue                                     New York,  New York 10165
East Meadow, NY 11554                                 Telephone: (212) 682-6000
Telephone: (516) 296-7000                             Telecopier: (212) 867-4762
Telecopier: (516) 296-7111


         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o ______________
                         [Cover continued on next page.]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o ____

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o

------------

                                         CALCULATION OF REGISTRATION FEE

                                                                             Proposed Maximum    Proposed Maximum
                                                        Amount to be          Offering Price    Aggregate Offering    Amount of
Titles of Each Class of Securities to be Registered    Registered (1)         per Share (2)         Price (2)       Registration Fee
------------------------------------------------    -------------------   ----------------   -------------------  ------------------

Common Shares (3)                                         1,380,000             $5.00              $6,900,000         $2,090.91
Underwriter's Common Share Purchase                         120,000              ---               $      120           ---
  Warrants (4)
Common Shares (5)                                           120,000             $8.25              $  990,000          $300.00
Common Shares (6)                                           389,200             $5.00              $1,946,000          $589.70
Common Shares (7)                                           250,250             $5.00              $1,251,250          $379.17
                                                                                                                     -------------
Total Registration Fee:                                                                                              $3,359.78 (8)
================================================ =======================  ===================== =================== ================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended ("Securities Act"), this Registration Statement covers such additional indeterminate number of Common Shares underlying warrants (the "Bridge Warrants") issued to certain bridge lenders (the "Bridge Lenders") and Underwriter's Common Share Purchase Warrants (the "Underwriter's Warrants") as may be issued by reason of adjustments in the number of Common Shares pursuant to anti-dilution provisions contained in the Bridge Warrants and Underwriter's Warrants, respectively. Because such additional Common Shares will, if issued, be issued for no additional consideration, no registration fee is required.
(2)      Estimated solely for the purpose of calculating the registration fee.
(3) Includes 180,000 Common Shares subject to the Underwriter's over-allotment option.
(4)      To be issued to the Underwriter.
(5)      Issuable upon exercise of the Underwriter's Warrants.
(6) Issuable upon exercise of the Bridge Warrants and registered on behalf of the Bridge
         Lenders.
(7)      Registered on behalf of Selling Stockholders.
(8)      $3,112.71 of which was previously paid.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    SUBJECT TO COMPLETION, DATED MAY 19, 1997
PROSPECTUS
                                Compu-DAWN, Inc.
           1,200,000 Shares of Common Stock, par value $.01 per share
                        Offering Price Per Share - $5.00
                                 ---------------

         Compu-DAWN, Inc., a Delaware corporation (the "Company"), hereby offers 1,200,000 shares of Common Stock, par value $.01 per share (the "Common Shares"). See "Risk Factors" and "Description of Securities". The "Risk Factors" section begins on page 6 of this Prospectus.


         The Company will apply for inclusion of the Common Shares on The Nasdaq SmallCap Market, although there can be no assurances that an active trading market will develop even if the securities are accepted for quotation. See "Risk Factors - Lack of Prior Market for Common Shares; No Assurance of Public Trading Market" and "Risk Factors - Penny Stock Regulations May Impose Certain Restrictions on Marketability of Securities".


         Prior to this offering (the "Offering"), there has been no public market for the Common Shares. It is currently anticipated that the initial public offering price will be $5.00 per Common Share. The price of the Common Shares has been determined by negotiations between the Company and E.C. Capital, Ltd., the underwriter of this Offering (the "Underwriter"), and does not necessarily bear any relationship to the Company's assets, book value, net worth or results of operations or any other established criteria of value. For additional information regarding the factors considered in determining the initial public offering price of the Common Shares, see "Risk Factors Arbitrary Offering Price; Possible Volatility of Stock Price", "Risk Factors Lack of Prior Market for Common Shares; No Assurance of Public Trading Market", "Risk Factors
- Impact of Proposed Nasdaq SmallCap Market Rules", "Description of Securities" and "Underwriting".

         The registration statement of which this Prospectus forms a part also covers the resale of an aggregate of 389,200 Common Shares (the "Warrant Shares") underlying warrants (the "Bridge Warrants") issued to certain bridge lenders (the "Bridge Lenders") (see "Bridge Financing") and an aggregate of 250,250 Common Shares held by certain stockholders (collectively with the Bridge Lenders, the "Selling Stockholders"). The Company will not receive any of the proceeds from the resale of the Common Shares by the Selling Stockholders. The Common Shares held by the Selling Stockholders may be resold at any time following the date of this Prospectus, subject to an agreement between the Bridge Lenders and the Underwriter restricting the transfer of the Warrant Shares for a period of two years. The Underwriter has agreed with the Company not to waive the lock-up restriction. The resale of the Common Shares by the Selling Stockholders is subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended (the "Act"). Sales of such Common Shares or the potential of such sales at any time may have an adverse effect on the market price of the Common Shares offered hereby. See "Principal and Selling Stockholders" and "Risk Factors - Shares Eligible for Future Sale May Adversely Affect the Market".
                                ----------------
                         [Cover Continued on Next Page]

          AN INVESTMENT IN THE COMMON SHARES OFFERED HEREBY INVOLVES A
       HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK
            VALUE OF THE COMMON SHARES OFFERED HEREBY AND SHOULD BE
           CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR
              ENTIRE INVESTMENT. SEE "RISK FACTORS" AND "DILUTION".
                                ----------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
            OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.





                        Price        Underwriting Discounts       Proceeds to
                      to Public        and Commissions (1)        Company (2)
Per Share......           $5.00               $0.50                     $4.50
Total (3)......        $6,000,000           $600,000                $5,400,000

(1) Does not reflect additional compensation to be received by the Underwriter in the form of (i) a non-accountable expense allowance of $180,000 ($207,000 if the Overallotment Option (as hereinafter defined) is exercised in full), $50,000 of which has already been paid, (ii) a three year financial advisory and investment banking agreement providing for aggregate fees of $108,000 payable in advance at the closing of this Offering, and (iii) warrants (to be purchased by the Underwriter for one mil ($.001) per warrant) to purchase 120,000 Common Shares (10% of the total number of Common Shares sold pursuant hereto) (the "Underwriter's Warrants"), exercisable for a period of four years, commencing one year from the date of this Prospectus. The Company and the Underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Act. The Company has been informed that, in the opinion of the Securities and Exchange
         Commission, such indemnification is against public policy and is therefore unenforceable. See "Underwriting".

(2) Before deducting expenses of the Offering payable by the Company estimated at $700,000, including the Underwriter's non-accountable expense allowance and financial advisory fee referred to in footnote
         (1) (not assuming the exercise of the Overallotment Option), registration fees, transfer agent fees, NASD fees, Blue Sky filing fees and expenses, legal fees and expenses, and accounting fees and expenses. See "Use of Proceeds" and "Underwriting".

(3) Does not include 180,000 additional Common Shares to cover overallotments which the Underwriter has an option to purchase for 45 days from the date of this Prospectus at the initial public offering price, less the Underwriter's discount (the "Overallotment Option"). If the Overallotment Option is exercised in full, the total Price to Public will be $6,900,000, Underwriting Discounts and Commissions will be $690,000, and Proceeds to Company will be $6,210,000. See "Underwriting."
                                 ---------------
                         [Cover Continued on Next Page]

         The Common Shares are offered by the Underwriter on a "firm commitment" basis, when, as and if delivered to and accepted by the Underwriter, and subject to prior sale, allotment and withdrawal, modification of the offer with notice, receipt and acceptance by the Underwriter named herein and subject to its right to reject orders in whole or in part and to certain other conditions. It is expected that the delivery of the certificates representing the Common Shares and payment therefor will be made at the offices of the Underwriter on or about May__, 1997.


                               E. C. CAPITAL, LTD.

                   The date of this Prospectus is May__, 1997.

      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON SHARES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE NASDAQ SMALLCAP MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

      A SIGNIFICANT PORTION OF THE COMMON SHARES TO BE SOLD IN THIS OFFERING MAY BE SOLD TO CUSTOMERS OF THE UNDERWRITER. SUCH SALES MAY AFFECT THE MARKET FOR AND LIQUIDITY OF THE COMPANY'S SECURITIES IN THE EVENT THAT ADDITIONAL BROKER-DEALERS DO NOT MAKE A MARKET IN THE COMPANY'S SECURITIES, AS TO WHICH THERE CAN BE NO ASSURANCE. SUCH CUSTOMERS SUBSEQUENTLY MAY ENGAGE IN TRANSACTIONS FOR THE SALE OR PURCHASE OF THE COMMON SHARES THROUGH AND/OR WITH THE UNDERWRITER.

     ALTHOUGH IT HAS NO OBLIGATION TO DO SO, THE UNDERWRITER MAY FROM TIME TO TIME ACT AS A MARKET MAKER AND OTHERWISE EFFECT TRANSACTIONS IN THE COMPANY'S SECURITIES. THE UNDERWRITER, IF IT PARTICIPATES IN THE MARKET, MAY BECOME A DOMINATING INFLUENCE IN THE MARKET FOR THE COMMON SHARES. HOWEVER, THERE IS NO ASSURANCE THAT THE UNDERWRITER WILL OR WILL NOT CONTINUE TO BE A DOMINATING INFLUENCE. THE PRICES AND LIQUIDITY OF THE SECURITIES OFFERED HEREBY MAY BE SIGNIFICANTLY AFFECTED BY THE DEGREE, IF ANY, OF THE UNDERWRITER'S PARTICIPATION IN SUCH MARKET. THE UNDERWRITER MAY DISCONTINUE SUCH ACTIVITIES AT ANY TIME OR FROM TIME TO TIME. SEE "RISK FACTORS - LACK OF PRIOR MARKET FOR COMMON SHARES; NO ASSURANCE OF PUBLIC TRADING MARKET".

                             ---------------------

            INVESTOR SUITABILITY REQUIREMENTS FOR CALIFORNIA OFFEREES

         California offerees must meet the following suitability requirements in order to invest in the Common Shares being offered hereby: the offeree (a) has a minimum net worth of $250,000 and had during the last tax year, or estimates that the offeree will have during the current tax year, gross income of $65,000, or (b) has a minimum net worth of $500,000. Net worth shall be determined exclusive of home, home furnishings and automobiles.

                              --------------------


             INVESTOR SUITABILITY REQUIREMENTS FOR VIRGINIA OFFEREES


         Virginia offerees must meet the following investor suitability requirements in order to invest in the Common Shares being offered hereby: the offeree must have (a) a net worth of at least $225,000, or (b) a net worth of at least $60,000 and an annual income of at least $60,000. Net worth in all cases is exclusive of home, furnishings and automobiles, in addition, an offeree may not invest more than 10% of the offeree's readily marketable assets in this Offering.


                              --------------------

                               PROSPECTUS SUMMARY


         The following is a summary of certain information (including financial statements and notes thereto) contained in this Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere herein. In addition, unless otherwise indicated to the contrary, the information appearing herein does not give effect to the issuance of (a) 180,000 Common Shares upon exercise of the Overallotment Option; (b) 120,000 Common Shares upon exercise of the Underwriter's Warrants; (c) 389,200 Common Shares upon the exercise of the Bridge Warrants; or (d) 477,400 Common Shares upon the exercise of other outstanding options and warrants. See "Bridge Financing". However, all references to Common Shares and prices per share in this Prospectus give retroactive effect to a 325 for 1 stock split effectuated on October 18, 1996 as part of the Company's reincorporation in the State of Delaware. See "Underwriting". Each prospective investor is urged to read this Prospectus in its entirety.



                                   The Company

         Compu-DAWN, Inc. (the "Company") is primarily engaged in the business of designing, developing, licensing, installing and servicing computer software products and systems for law enforcement and public safety agencies. The software systems include computer-aided dispatching, computer interfacing with state and national crime information databases, advanced mobile on-line radio computing, automatic vehicle location (employing dynamic map displays), records management and photo-image database systems. Certain of these applications utilize telecommunications and space satellite technology, and other infrastructure, provided by third parties. The Company has developed, licensed and installed its systems in more than 55 agencies primarily located in the State of New York.

         The Company was incorporated under the name Coastal Computer Systems, Inc. in New York on March 31, 1983 and was reincorporated in Delaware under its present name on October 18, 1996.

         The Company's executive offices are located at 77 Spruce Street, Cedarhurst, New York 11516 and its telephone number is (516) 374-6700.

         See "Risk Factors" for a discussion of certain factors that should be considered in evaluating the Company and its business.

                                  The Offering


Common Shares Being
Offered ...............  1,200,000 shares
Common Shares
Outstanding
Prior to the
Offering (1)...........  1,282,700 shares
Common Shares to be
Outstanding After
the Offering (2).......  2,482,700 shares
Use of Proceeds........  The net proceeds to the Company from the  sale  of the
                         1,200,000 Common Shares offered hereby are estimated to be $4,700,000. The net proceeds are expected to be applied in the following approximate percentages for the following purposes: (i) product enhancement and development (26.6%); (ii) repayment of indebtedness (16.4%); (iii) marketing and advertising (13.8%); (iv) hiring and training of additional personnel (3.2%); (v) purchase of equipment (3.2%); and (vi) working capital
                         (36.8%).     See     "Use    of     Proceeds".

Risk Factors..........   An investment in the securities offered hereby involves
                         a  high  degree  of  risk  and  immediate   substantial
                         dilution of the book value of the Common Shares, and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" and "Dilution".


Proposed Nasdaq
SmallCap Market
Symbol(3)...........     "CODI"

-----------------


(1) Gives effect to the issuance of 63,000 Common Shares upon the closing of the Offering pursuant to the conversion, at a price of $5.00 per share, of $200,000 in indebtedness and $100,000 in accrued and unpaid compensation owed to Mark Honigsfeld, Chairman of the Board and Chief Executive Officer of the Company, and $15,000 in accrued and unpaid compensation owed to Dong
     W. Lew, President of the Company. See "Use of Proceeds", "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Certain Relationships and Related Transactions".

(2)  Does not give  effect to the  issuance of (i)  180,000  Common  Shares upon exercise of the  Overallotment  Option;  (ii)  120,000  Common  Shares upon exercise of the Underwriter's Warrants; (iii) 389,200 Common Shares upon the exercise of the Bridge Warrants; (iv) 156,950 Common Shares upon the exercise of outstanding options which are currently exercisable (the "Exercisable Options"); (v) 31,200 Common Shares upon the exercise of other outstanding warrants (the "Other Warrants"); or (vi) 289,250 Common Shares upon the exercise of other outstanding options (collectively with the Exercisable Options and the Other Warrants, the "Other Derivative Securities"). See "Bridge Financing", "Management Stock Plans", "Certain Relationships and Related Transactions" and "Underwriting".

(3) Although the Company will apply for inclusion of the Common Shares on The Nasdaq SmallCap Market, there can be no assurance that the Company's securities will be included for quotation, or, if so included, that the Company will be able to continue to meet the requirements for continued quotation, or that a public trading market will develop or, if such market develops, that it will be sustained. See "Risk Factors - Lack of Prior Market for Common Shares; No Assurance of Public Trading Market".


                          Summary Financial Information

         The following summary financial information has been derived from the financial statements of the Company included elsewhere in this Prospectus. All amounts are in dollars except the number of Common Shares. The information should be read in conjunction with the financial statements and the related notes thereto. See "Financial Statements".

Statement of Operations Data

                                        Year Ended         Three Months Ended
                                       December 31,              March 31,


                                      1995       1996        1996       1997
                                     ----        ----        ----       ----
Revenues  .....................  $1,040,181    $ 477,527    $91,519   $185,801
Operating income (loss)........     129,981     (609,493)   (75,865)  (453,897)
Net income (loss) .............      78,660     (570,769)   (57,261)  (513,056)
Net income (loss) per share....         .05         (.34)      (.03)      (.31)
Weighted average number of
 Common Shares outstanding.....   1,678,913    1,678,913  1,678,913  1,678,913


Balance Sheet Data



                           December 31, 1996     March 31, 1997
                           ----------------  -----------------------------------
                                                                   Pro Forma As
                                            Actual   Pro Forma(1) Adjusted(1)(2)
Working capital (deficit)...    $ 180,236  ($148,064)   $36,836  $ 4,179,204
Total assets ...............    2,433,160  2,598,812  2,668,712    5,041,662
Total liabilities ..........    1,153,459  1,457,667  1,142,667      372,667
Total stockholders' equity..    1,279,701  1,141,145  1,526,045    4,668,995
---------------

(1) Gives effect to (i) the exercise of options to purchase 233,000 Common Shares by Mark Honigsfeld, Chairman of the Board and Chief Executive Officer of the Company, at a price of $.30 per share, or an aggregate of $69,900, in April 1997 (the "Honigsfeld Option Exercise"), (ii) the conversion of $200,000 in loans made by Mr. Honigsfeld to the Company into 40,000 Common Shares, effective upon the closing of the Offering (the "Debt Conversion"), and (iii) the conversion of accrued and unpaid compensation payable to Messrs. Honigsfeld and Lew in the amounts of $100,000 and $15,000, respectively, into 20,000 and 3,000 Common Shares, respectively, effective upon the closing of the Offering (the "Accrued Compensation Conversion").

(2) Adjusted to give effect to the receipt and application of the net proceeds of approximately $4,700,000 from the sale of the Common Shares offered hereby.



                                  RISK FACTORS

         An investment in the securities offered hereby is speculative and involves a high degree of risk and substantial dilution, and should only be purchased by investors who can afford to lose their entire investment. Prospective purchasers, prior to making an investment, should consider carefully the following risks and speculative factors associated with this Offering, as well as other information set forth elsewhere in this Prospectus, including the information contained in the financial statements herein.


     1. Dependence on Offering Proceeds; Possible Need for Additional Financing. The Company's cash requirements have been and will continue to be significant. The Company is dependent on the proceeds from this Offering in order to sustain and further expand its operations. The Company believes that the net proceeds of this Offering, together with anticipated increased revenues generated from operations, will be sufficient to conduct the Company's operations for at least 12 months. In the event that the Company's plans change, or the costs of operations prove greater than anticipated, the Company could be required to curtail its expansion or seek additional financing sooner than currently anticipated. Mark Honigsfeld, Chairman of the Board and Chief Executive Officer of the Company, has agreed to loan to the Company up to $500,000 as and when needed during the twenty six-month period ending July 1, 1999. Such line of credit provides for the grant to Mr. Honigsfeld of a security interest in all of the Company's assets to secure the repayment of up to $200,000 of such loan proceeds. See "Use of Proceeds", "Management's Discussion and Analysis of
Financial Conditions and Results of Operations - Liquidity and Capital Resources" and "Certain Relationships and Related Transactions".


      2. Inexperience of Underwriter. This is the first offering underwritten by the Underwriter. There can be no assurance that the Underwriter's limited experience will not adversely affect the development of a trading market for, or liquidity of, the Company's securities. Therefore, purchasers of the Common Shares offered hereby may suffer a lack of liquidity in their investment or a material diminution of the value of their investment. See "Underwriting".

     3. Downward Trend in Revenues; Current Period and Anticipated Future Losses. For the years ended December 1996 and 1995, the Company's revenues were $477,527 and $1,040,181, respectively. For the first quarter of 1997 and 1996, the Company's revenues were $185,801 and $91,519, respectively. The decline in revenues between 1995 and 1996 was primarily the result of a decrease in software sales (i.e. fewer units sold) which occurred due to the Company's focus on raising capital (commencing in late 1995 and continuing throughout 1996), strategic planning, and the allocation and devotion of substantial personnel time to the development of visual computer-aided dispatching (or V-CAD) and new wireless mobile computing technology. Such actions diverted the Company's resources away from sales activities. The revenue figures reflect an upturn in sales activity commencing in early 1997. For the year ended December 31, 1996, the Company experienced a net loss of $570,769. For the first quarter of 1997 and 1996, the Company had a net loss of $513,056 and $57,261, respectively. The net loss figures are the result of the incurrence of significant expenses, including, without limitation, research and development expenses, costs relating to the enhancement and refining of the Company's current product line, marketing costs, obligations under new key employee compensation agreements, the lease for the Company's premises which commenced in September 1996, and general administrative expenses. The Company believes that, for the foreseeable future, it will be unable to achieve sufficient additional revenues to offset anticipated significant operating costs such as the foregoing. Accordingly, the Company anticipates that operating losses will continue at least for the next 12 months. The Company cannot predict the length of time such operating losses will continue or the impact such operating losses will have on its financial condition and results of operations. Additionally, the Company may experience a nonrecurring deferred financing charge of up to approximately $1,557,050 (which includes, among other things, the difference between (i) the fair market value, at the time the Bridge Warrants were issued, of the Common Shares issuable upon exercisable of the Bridge Warrants ($4.00 per share) and (ii) the original exercise price ($.50 per share) at the time the promissory notes (the "Bridge Notes") issued in the Company's bridge financing transaction are repaid (which will occur on the closing date of the Offering). The Bridge Warrants are exercisable at any time during the five year period commencing on the closing date of the Offering at the amended exercise price of $3.00 per share. There can be no assurance that the Company's technology and products will be able to compete successfully in the marketplace and/or generate significant revenue, or that the Company's business will be able to operate profitably. See "Risk Factors - Competition", "Business - Competition", "Management's Discussion and Analysis of Financial Conditions and Results of Operations - Results of Operations".


                  The Company's quarterly operating results have, in the past, varied and may in the future vary significantly, depending on facts such as the size, timing and recognition of revenue from significant software sales and system integration activity, the time of new product releases and market acceptance of these new releases, and increases in operating expenses. Thus, the Company's revenues and results of operations have and may continue to vary significantly from quarter to quarter, period to period, and year to year based upon frequency and volume of sales and licensing of the Company's software applications and providing of consulting services during such period. Due to the relatively fixed nature of certain of the Company's costs throughout each quarterly period, including personnel and facilities costs, the decline of revenues in any quarter typically results in lower profitability in that quarter. There can be no assurance that the Company will become profitable or avoid losses in any future period.


     4. Immediate and Substantial Dilution; Equity Securities Previously Sold at Below Offering Price. Upon completion of this Offering, assuming no exercise of the Overallotment Option, and without giving effect to the exercise of the Underwriter's Warrant, the pro forma net tangible book value per share of the Company's Common Shares as of March 31, 1997 would have been $1.88. At the initial public offering price of $5.00 per share, investors in this Offering will experience an immediate dilution of approximately $3.12, or 62.4%, in net tangible book value per share, and existing investors will experience an increase of approximately $2.07 per share, in each case giving retroactive effect to the Debt Conversion, the Accrued Compensation Conversion and hte Honigsfeld Option Exercise. The present stockholders of the Company have acquired their respective equity interest at costs substantially below the public offering price. Accordingly, to the extent that the Company incurs losses, the public investors will bear a disproportionate risk of such losses. See "Dilution", "Bridge Financing", "Management - Executive Compensation", "Management - Stock Plans" and "Underwriting".

     5. Evolving Market; New Product Development; Technological Obsolescence. The markets for the Company's products are characterized by evolving industry requirements, rapid technological change and frequent new product introductions which may result in product or technology obsolescence. Certain companies may be developing technologies or products of which the Company is unaware which may be functionally similar, or superior, to some or all of those offered by the Company. As a result, the ability of the Company to compete will depend on its ability to adapt, enhance and improve its existing products and technology and, if necessary, to develop and introduce new products and technology to the marketplace in a timely and cost-competitive manner. There can be no assurance that the Company will be able to compete successfully, that its competitors or future competitors will not develop technologies or products that render the Company's products or technology obsolete or less marketable, or that the Company will be able to successfully enhance its products or technology or adapt them satisfactorily.


     New product development efforts are subject to all of the risks inherent in the development of new technology and products including unanticipated delays, expenses, technical problems or difficulties, as well as the possible insufficiency of funding to complete development. There can be no assurance as to when, or whether, new products will be successfully developed. In addition, no assurance can be given that additional technologies can be developed within a reasonable development schedule, if at all. Further, there can be no assurance that the Company would have sufficient economic or human resources to complete such development in a timely manner, or at all, or that it could enter into economically reasonable arrangements for the completion of such products by third parties.

     Following  the  development  of  additional  products,   the  Company  must
successfully complete a testing program for the products before they can be marketed. Although the Company believes that its testing program is adequate, unforeseen technical problems arising out of such testing could significantly and adversely affect the Company's ability to produce and market a commercially acceptable product. In addition, the Company's success will depend upon its current and proposed technologies and products meeting acceptable cost and performance criteria in the marketplace. There can be no assurance that the technologies and products will meet applicable price or performance objectives or that unanticipated technical or other problems will not occur which would result in increased costs or material delays. Also, there can be no assurance that new technologies will be developed in the future by the Company. If superior technology is developed by the Company's competitors, such products may render the Company's present products obsolete, and thus would have a materially negative impact on the Company. See "Business".


     6. Failure to Integrate Various Product Introductions and Offerings. The Company believes that significant market opportunities exist for a provider of fully integrated software designed for the public safety marketplace. One of the Company's business strategies is to provide a "total solution" fully integrated software product line used in public safety. Although the Company has had some success in the past integrating its software products with other systems, there can be no assurance that the Company will be able to fully integrate these applications, or newly created applications, or that achieving such integration will enable the Company to improve its competitive position in the software market. Moreover, the Company's inability to further integrate its products could have a material adverse effect on the Company's business and results of operations. See "Business".

     7. Dependence on Business Partnerships and Subcontractor Relationships. Historically, the Company's customers have been in the "small size" and "medium size" market segments (i.e. public safety departments or agencies with fewer than 200 sworn officers or personnel). The Company's business strategy includes the development of systems for the "large size" market segment. In order to enter such market, the Company, in all likelihood, will need to establish business partnerships and/or subcontractor relationships with large systems integrators and public network providers. Although business partnerships have been entered into with AT&T Corp. ("AT&T"), GTE Corporation ("GTE") and Data General Corporation ("Data General"), no revenues have been derived to date from these arrangements and no assurances can be given that any revenues will be derived from these arrangements in the future. In addition, no assurances can be given that the Company will enter into any other business partnerships or subcontractor relationships. The failure of the Company to enter into such partnerships or relationships would have a material adverse effect upon the Company's ability to implement its business plan. See "Business - Sales and Marketing".

     8.  Intellectual  Property  Protection  and  Infringement.   The  Company's
technology   is  not   patented  and  the  Company  has  not  filed  any  patent
applications. The Company instead currently relies on trade secrets and copyright rights to establish and protect certain proprietary rights in its products. These measures afford limited protection, and there can be no assurance that the steps taken by the Company to protect these proprietary rights will be adequate to prevent misappropriation of its technology or the independent development by others of similar technology especially in view of the limited resources of the Company and the potential cost of any legal action to enforce such rights.

     The Company has not obtained any copyright registrations. Registration of a copyright with the United States copyright office is not a requirement to make a copyright legally effective, but generally provides a rebuttable presumption of its validity. In the absence of a registered copyright, the Company will be unable to bring an action for copyright infringement. A copyright may be registered at any time prior to bringing an infringement action. If the Company registers a copyright after the infringement occurs (and prior to bringing the infringement action), it may be limited in its ability to prove its case and will be precluded from seeking statutory damages (in lieu of actual damages and lost profits, and attorney's fees). The Company intends to seek registered copyright protection under United States law with respect to some of its software, although no assurance can be given that the Company will obtain such protection. While the Company believes that it would be impractical and not cost-effective for a third party to attempt to copy software such as that used in its products, unauthorized parties, nevertheless, might attempt to copy aspects, or reverse engineer certain, of the Company's products, or may obtain and use information that the Company regards as proprietary. The cost of, and time dedicated to, enforcement by the Company of its rights, if any, could be significant. Regardless of the outcome of such enforcement proceedings, there can be no assurance that such proceedings will be effective. In addition, although the Company believes that there are no infringement or trade secret misappropriation claims against the Company and no grounds for the assertion of any such claims, the cost of responding to any such assertion, should it be made, could be significant and there is no assurance that the Company would prevail. See "Risk Factors - Competition", "Business Intellectual Property Rights and Licenses" and "Business - Competition".

     9. Competition. The Company's products compete with those of numerous well-established companies, which design, sell, produce or market software systems for public safety operations. Many of these companies have substantially greater financial, technical and other resources than those of the Company, and they may have established reputations for success in the development, licensing, sale and service of their products and technology. Certain of those competitors have the financial resources necessary to enable them to withstand substantial price competition or downturns in the market for computer software products used by public safety agencies and organizations. In addition, the Company anticipates that a material portion of the sale of its products will be made through the competitive bid process. There can be no assurance that the Company will be able to compete effectively in such process. See "Business Competition" and "Business - Products and Services".

     10. Limited Sales and Marketing Experience. The Company has limited experience in the areas of sales, marketing and distribution. The Company's sales and marketing staff will require additional personnel in the future. There can be no assurance that the Company will be able to build an adequate sales and marketing staff, that establishing such a sales and marketing staff will be cost-effective, or that the Company's sales and marketing efforts will be successful. See "Risk Factors Challenges to Management of Growth" and "Business
- Sales and Marketing".

     11. Dependence on Significant Customers. Although the composition of the Company's largest customers has changed from year to year, historically the Company's revenues have been materially dependent on a limited number of customers. Generally, the Company does not receive repeat business from its customers for the design and installation of software systems. Further revenues from customers to whom the Company has licensed software systems are usually derived from maintenance and support contracts. Accordingly, the Company does not believe that the makeup of its current customers is material to an understanding of the Company's future business prospects. While the Company expects its customer base to continue to expand, a limited number of large customers may continue to account for a significant portion of the Company's sales during any given period for the foreseeable future. As such, the Company's financial condition and results of operations may be adversely affected by a delay, reduction or cancellation of orders from one or more of its current or future significant customers or the loss of one or more such customers. See "Risk Factors - Lengthy Sales Cycle" and "Business - Customers".

     12. Product Concentration. Licensing of products and the provision of maintenance and support services to the law enforcement and public safety market represented substantially all of the Company's revenues for the fiscal years ended December 31, 1995 and 1996 and the first quarter of 1997, and are expected to continue to account for all of the Company's revenues for the foreseeable future. Any factors adversely affecting the Company's products, such as the introduction of superior competitive products or shifts in the needs of the marketplace, would have a material adverse effect on the Company's financial condition and results of operations. See "Risk Factors Competition", "Business Products and Services" and "Business-Competition".

     13. Lengthy Sales Cycle. Licensing of the Company's software products typically involves a detailed technical evaluation and a commitment of capital, technical, marketing and other resources, with the attendant delays frequently associated with customers' internal procedures to approve large capital expenditures and to test and accept new technologies that affect the customer's operations infrastructure. For those and other reasons, the sales cycle associated with the Company's products is typically lengthy and subject to a number of significant risks, including customers' budgetary constraints and internal acceptance procedure, that are beyond the Company's control. Because of the lengthy sales cycle and the generally large size of customer orders, if revenues forecasted from a specific customer for a particular fiscal quarter are not realized in that quarter, the Company's operating results for that quarter could be materially adversely affected. See "Risk Factors - Dependence on Significant Customers".

     14. New Management Team; Dependence on Executive Management; Need to Retain Key Personnel. The Company's executive management team, Mark Honigsfeld, Chairman of the Board and Chief Executive Officer of the Company, Dong W. Lew, President and Chief Operating Officer of the Company, and Louis Libin, Chief Technology Officer of the Company, have worked together for only a brief period. Mr. Honigsfeld was elected Chairman of the Board of the Company in August 1996 and was elected Chief Executive Officer of the Company effective as of October 1, 1996. Mr. Libin was elected as a director of the Company and became the Company's Chief Technology Officer in January 1997 and only began serving as Chief Technology Officer on a full-time basis in March 1997.

     The Company has a three-year employment agreement with each of Messrs. Honigsfeld, Lew and Libin, each of which includes, among other things, a non-competition and non-solicitation provision. However, each agreement provides that the employee can terminate his agreement with the Company at any time upon 30 days notice for any reason. Additionally, Mr. Honigsfeld's employment agreement allows him to devote up to 10% of his working time, and Mr. Libin's employment agreement allows him to devote up to one day a week, to other endeavors which are not competitive with the Company. The loss of the services of either Mr. Honigsfeld, Mr. Lew or Mr. Libin would have a material adverse effect on the Company's business.


     The Company has obtained "key-man" life insurance policies on the lives of Messrs. Honigsfeld and Libin, each of which provides for a death benefit to the Company of $1,000,000. The Company has been unable to secure life insurance coverage for Mr. Lew in light of his age and history as a smoker. With regard to Messrs. Honigsfeld and Libin, there can be no assurance that the death benefit would be adequate to fund the Company's needs until a replacement could be found.


     The success of the Company is also dependent upon its ability to hire and retain additional qualified and talented executive, technical and marketing personnel. There is always intense competition for qualified personnel in the Company's business and its inability to recruit qualified personnel could have a material adverse effect on its business and results of operations. There can be no assurance that the Company will be able to retain the members of its current management or personnel, or that it will be able to successfully attract and retain qualified management, engineering and sales or other personnel in the future. See "Management Employment Agreements".


     15. Dependence on Licensors. The Company currently relies on operating system software owned by certain third parties for certain software and platform operating systems which the Company uses to create its products, and in some cases to bundle with its own software in its products. The licenses are perpetual in duration subject to the payment of an annual maintenance and enhancement fee, which is based on the number of end users of such operating system software, or a monthly sublicense fee, which is based upon the number of customers to which the Company's products (which includes such licensed operating system software) are licensed. Although the Company believes that there are alternatives to the operating system software that the Company currently uses, termination of any of these licenses could delay the Company from producing its products for approximately three to six months as a result of the need to revise the Company's software to make it compatible with such alternative operating system software. Such result would have a material adverse effect on the Company. See "Business - Intellectual Property Rights and Licenses".

     16. Challenges to Management of Growth. The Company anticipates a period of rapid growth that is expected to place a strain on the Company's administrative, financial and operational resources. The Company's ability to manage any growth effectively will require it to continue to improve its operational, financial and management controls, reporting systems and procedures, install new management information and control systems, and train, motivate and manage its employees. There can be no assurance that the Company will install such management information and control systems in an efficient and timely manner or that the new systems will be adequate to support the Company's operations. Because of the complexity of its products, the Company has in the past experienced, and expects in the future to experience, a time lag between the date on which technical and sales personnel are hired and the time at which such persons become fully productive. In addition, customer satisfaction could be substantially affected by the quality of the Company's post-sales system implementation process and, in many cases, its maintenance and service capabilities. If the Company is unable to hire, train and retain qualified personnel and consultants to implement these services or is unable to manage the post-sales process effectively, its ability to attract repeat sales or obtain references for new prospective sales could be adversely affected. Such result could limit the Company's growth opportunities. Additionally, many of the challenges of growth may be unforeseeable and beyond the control of the Company. If the Company is unable to manage growth effectively, such that the Company's sales and marketing efforts exceed its capacity to design, develop, install, maintain and service its products, or if new employees are unable to achieve adequate performance levels, the Company's business, operating results and financial condition could be adversely affected.

     17. Unascertainable Risks Related to Possible Unspecified Acquisitions. The Company intends to explore opportunities to add, through acquisition or licensing, technology or products to enhance or add to its current product line, or to acquire a customer base or sales organization to augment the Company's infrastructure. The Company is not actively seeking any acquisition at this time. In exploring a potential acquisition or license, the Company will consider, among other criteria, the comparative cost to the Company in capital, resources and personnel to create the identified technology or product, or to establish the targeted customer base or sales organization; restrictions on the Company developing similar technology or products arising from patent or other intellectual property protection; and the synergy of the identified technology or products, or customer base or sales organization, with the Company's products and organization. Although the Company anticipates it will follow the foregoing general criteria in determining whether or not to pursue any acquisition or license, management will have sole discretion over whether or not to engage in any such transaction. There can be no assurance that the Company will identify any acquisition or licensing candidates or, if it does, that it will be able to reach any agreements to acquire or license technology or products, or acquire assets, on terms acceptable to the Company. Since the Company has not identified any potential acquisition candidates, there is no basis for the Company to evaluate the possible merits or risks relating to the technology or assets which may be acquired. To the extent that the Company effects an acquisition of technology or products in the early stage of development or growth (including technology or products which have not been fully tested or marketed), the Company will be subject to numerous risks inherent in developmental technology and an additional high level of risk associated with high-technology industries based on innovative technologies or processes. Furthermore, future acquisition transactions may require the Company to obtain additional financing from banks or other financial institutions or to undertake debt or equity financing. No assurance can be given that the Company would be able to obtain financing upon commercially reasonable terms, or at all. Furthermore, equity financing will result in a dilution of existing stockholders of the Company, which may be significant. If debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with the incurring of indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. To the extent any such transaction involves the acquisition of a business, there can be no assurance that the Company will successfully integrate the operations of the acquired business with those of the Company, or that all of the benefits expected from such integration will be realized. Any delays or unexpected costs incurred in connection with such integration could have an adverse effect on the combined company's business, operating results or financial condition. Furthermore, there can be no assurance that the operations, management and personnel of the companies will be compatible or that the Company will not experience the loss of key personnel. The amount of net proceeds of this Offering, if any, expended with respect to an acquisition will be determined by the Board of Directors of the Company. In most cases each acquisition may be consummated without seeking and obtaining stockholder approval, in which case, the stockholders will not have an opportunity to review the financial statements of an acquisition candidate. Although the Company will endeavor to evaluate the risks inherent in a particular acquisition, there can be no assurance that the Company will properly ascertain or assess such significant risk factors. See "Risk Factors Limited Sales and Marketing Experience", "Business - Products and Services" and "Business - Sales and Marketing".

     18. International Expansion. As part of the Company's long range marketing plan, the Company intends, in the future, to explore opportunities to expand its operations into international markets which could require significant management attention and financial resources. Currently, the Company has not developed any international marketing strategy, has not given any significant attention to international marketing, and has no timetable in mind to implement an international marketing plan. For the foreseeable future, the Company does not expect international marketing activities to be material nor does it have any current plans to devote significant capital or resources to international marketing. There can be no assurance that the Company's efforts to develop international sales and support channels will be successful. International sales are subject to a number of risks, including potentially longer payment cycles, unexpected changes in regulatory requirements, import and export restrictions and tariffs, difficulties in staffing and managing foreign operations, the burden of complying with a variety of foreign laws, greater difficulty in accounts receivable collection, potentially adverse tax consequences, currency fluctuations and potential political and economic instability. Additionally, the protection of intellectual property may be more difficult and costly to enforce outside of the United States. In the event that the Company is successful in expanding its sales and operations internationally, the imposition of, or change in, price controls or other restrictions on foreign currencies could materially affect the Company's business, operating results and financial condition.

     19. Control by Existing Management and Stockholders; Effect of Certain Anti-Takeover Considerations. Upon completion of the Offering, the Company's directors, executive officers and certain principal stockholders and their affiliates will own beneficially approximately 39.3% of the Common Shares (giving effect to the exercise of the Bridge Warrants and sales of Common Shares by the Selling Stockholders, and without giving effect to the exercise of the Overallotment Option). Accordingly, such holders, if acting together, will have the ability to exert significant influence over the election of the Company's Board of Directors and other matters submitted to the Company's stockholders for approval. The voting power of these holders may discourage or prevent any proposed takeover of the Company unless the terms thereof are approved by such holders. Pursuant to the Company's Certificate of Incorporation, Preferred Shares may be issued by the Company in the future without stockholder approval and upon such terms as the Board of Directors may determine. The rights of the holders of Common Shares will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Shares that may be issued in the future. The issuance of Preferred Shares could have the effect of discouraging a third party from acquiring a majority of the outstanding Common Shares of the Company and preventing stockholders from realizing a premium on their Common Shares. The Certificate of Incorporation also provides for staggered terms for the members of the Board of Directors. A staggered Board of Directors, and certain provisions of the Company's by-laws and of Delaware law applicable to the Company (which law prohibits the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless it is approved in a prescribed manner), could delay or make more difficult a merger, tender offer or proxy contest involving the Company. See "Management", "Principal and Selling Stockholders" and "Description of Securities".

     20. Broad Discretion in Application of Proceeds; Repayment of Indebtedness. While the Company intends to use the net proceeds of this Offering as described in the "Use of Proceeds" section of this Prospectus, the Company has broad discretion to adjust the application and allocation of such net proceeds in order to address changed circumstances and opportunities. In addition, a significant portion of the net proceeds of the Offering (36.8%) is allocated for working capital purposes. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of its management with respect to the application and allocation of the net proceeds of this Offering. Pending use of the proceeds, the funds will be invested in certificates of deposit, high grade commercial paper and government securities or other low risk investments. See "Use of Proceeds".

     The Company intends to utilize an aggregate of $770,000, or approximately 16.4% of the net proceeds of this Offering, to repay promissory notes issued in connection with the Company's bridge financing transaction in October 1996. As a result, these proceeds will not be available to fund future business activities. See "Use of Proceeds", "Bridge Financing" and "Management".

     21. Lack of Prior Market for Common Shares; Nasdaq SmallCap Market Listing or No Assurance of Public Trading Market. Prior to this Offering, no public trading market existed for the Common Shares. There can be no assurances that a public trading market for the Common Shares will develop or that a public trading market, if developed, will be sustained. Although the Company anticipates that, upon completion of this Offering, the Common Shares will be eligible for inclusion on The Nasdaq SmallCap Market, no assurance can be given that the Common Shares will be listed thereon. Under prevailing rules of The Nasdaq Stock Market, Inc., in order to qualify for initial quotation of securities on The Nasdaq SmallCap Market, a company, among other things, must have at least $4,000,000 in total assets, $2,000,000 in total capital and surplus, $1,000,000 in market value of public float and a minimum bid price of $3.00 per share. Although the Company may, upon the completion of this Offering, qualify for initial quotation of the Common Shares on The Nasdaq SmallCap
Market, in order for the Common Shares to continue to be listed thereon, the Company, among other things, generally must have $2,000,000 in total assets, $1,000,000 in total capital and surplus, $1,000,000 in market value of public float and a minimum bid price of $1.00 per share.

     Although it has no legal obligation to do so, the Underwriter may from time to time act as a market maker and may otherwise effect and influence transactions in the Company's securities. However, there is no assurance that the Underwriter will continue to effect and influence transactions in the Company's securities. The prices and liquidity of the Company's Common Shares may be significantly affected by the degree, if any, of the Underwriter's participation in the market. The Underwriter may voluntarily discontinue such participation at any time. Further, the market for, and liquidity of, the Company's Common Shares may be materially adversely affected by the fact that a significant portion of the Common Shares may be sold to customers of the Underwriter. See "Risk Factors - Inexperience of Underwriter", "Risk Factors - Impact of Proposed Nasdaq SmallCap Market Rules", "Risk Factors - 'Penny Stock' Regulations May Impose Certain Restrictions on Marketability of Securities" and "Underwriting".

     22. Impact of Proposed Nasdaq SmallCap Market Rules. The Nasdaq Stock Market, Inc. has proposed a rule change which, if adopted, would impose substantially more stringent criteria for the initial and continued listing of securities on The Nasdaq SmallCap Market. The proposed new rules provide that, for initial listing on The Nasdaq SmallCap Market, a company would need to have, among other things, (i) either net tangible assets (i.e., net of goodwill) of $4,000,000, a market capitalization of $50,000,000 or net income for two of the last three fiscal years of $750,000, (ii) a minimum market value of public float of $5,000,000, (iii) a minimum bid price of $4.00 per share, and (iv) either one year of operating history or a market capitalization of $50,000,000. For continued listing on The Nasdaq SmallCap Market, a company would need to have, among other things, (i) either net tangible assets of $2,000,000, a market capitalization of $35,000,000, or net income for two of the last three fiscal years of $500,000, and (ii) a minimum market value of public float of $1,000,000. Additionally, for both initial listing and continued listing on The Nasdaq SmallCap Market, companies would be required to have at least two independent directors, and an Audit Committee, a majority of the members of which would need to be independent directors.

     If the Company is unable to satisfy the requirements for quotation on The Nasdaq SmallCap Market, trading, if any, in the Common Shares offered hereby would be conducted in the over-the-counter market in what is commonly referred to as the "pink sheets" or on the NASD OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered hereby. The above-described rules may adversely affect the liquidity of the market for the Company's securities. If a trading market does in fact develop for the Common Shares offered hereby, there can be no assurance that it will be maintained. In any event, because certain restrictions may be placed upon the sale of securities at prices under $5.00 per share, if the price of the Common Shares falls below such threshold, unless such Common Shares qualify for an exemption from the "penny stock" rules, such as a listing on The Nasdaq SmallCap Market, some brokerage firms will not effect transactions in the Company's securities and it is unlikely that any bank or financial institution will accept such securities as collateral. Such factors could have a material adverse affect in developing or sustaining any market for the Common Shares. See "Risk Factors - Lack of Prior Market for Common Shares; No Assurance of Public Trading".

     23. Arbitrary Offering Price; Possible Volatility of Stock Price. The initial public offering price of the Common Shares was determined by negotiation between the Company and the Underwriter, may not be indicative of the market price for such securities in the future, and does not necessarily bear any relationship to the Company's assets, book value, net worth or results of operations of the Company or any other established criteria of value. Among the factors considered in determining the price of the Common Shares were the history of, and prospects for, the industry in which the Company operates, estimates of the business potential of the Company, the present state of the development of the Company's business, the Company's financial condition, an assessment of the Company's management, the general condition of the securities markets at the time of this Offering, and the demand for similar securities of comparable companies. It should be noted that the stock market in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies. Frequently, such fluctuations have been unrelated or disproportionate to the operating performance of such companies. These fluctuations, as well as general economic and market conditions, may have a material adverse effect on the market price of the Common Shares. See "Underwriting", "Description of Securities" and "Financial Statements".

     24. "Penny Stock" Regulations May Impose Certain Restrictions on Marketability of Securities. The Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. If, as anticipated, the Common Shares offered hereby are authorized for quotation on The Nasdaq SmallCap Market upon the completion of this Offering, such securities will initially be exempt from the definition of "penny stock". If the Common Shares offered hereby are removed from listing on The Nasdaq SmallCap Market at any time, the Company's Common Shares may become subject to rules that impose additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's Common Shares and may affect the ability of purchasers in this Offering to sell the Company's Common Shares in the secondary market as well as the price at which such purchasers can sell any such Common Shares.

     25. No Dividends. The Company has never paid any dividends on its Common Shares and does not intend to pay dividends on its Common Shares in the foreseeable future. Any earnings which the Company may realize in the foreseeable future are anticipated to be retained to finance the growth of the Company. See "Dividend Policy" and "Description of Securities".

     26. Shares Eligible for Future Sale May Adversely Affect the Market. All of the Company's outstanding Common Shares are "restricted securities" and, in the future, may be sold upon compliance with Rule 144 or pursuant to registration under the Act (see discussion below with respect to the registration of Common Shares held by certain stockholders of the Company and underlying the Bridge Warrants held by the Bridge Lenders). Rule 144 currently provides, in essence, that a person holding "restricted securities" for a period of one year may sell an amount every three months up to the greater of (a) 1% of the Company's issued and outstanding securities of that class of securities or (b) the average weekly volume of sales of such securities during the four calendar weeks preceding the sale if there is adequate current public information available concerning the Company. Additionally, non-affiliates (who have not been affiliates of the Company for at least three months) may sell their "restricted securities" in compliance with Rule 144 without volume limitations after they have held such securities for a period of two years. An aggregate of 406,250 Common Shares have been owned by Mr. Lew for more than one year. However, such shares are subject to an agreement with the Underwriter restricting the public sale thereof for a period of one year without the Underwriter's consent.

     The Company is registering for resale 250,250 Common Shares held by certain stockholders. In addition, the Company is registering for resale the 389,200 Common Shares underlying the Bridge Warrants. Such Common Shares may be resold at any time following the date of this Prospectus, subject to an agreement between each of the Bridge Lenders and the Underwriter restricting the transferability of the Warrant Shares for a period of two years. Prospective investors should be aware that the possibility of resales by the Selling Stockholders, as well as other stockholders of the Company, may have a material depressive effect on the market price of the Company's Common Shares in any market which may develop. See "Bridge Financing", "Principal and Selling Stockholders" and "Underwriting".

     27. Limitations on Director Liability. The Company's Certificate of Incorporation provides, pursuant to Delaware law, that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of the Company against any director. In addition, the Company's Certificate of Incorporation provides for mandatory indemnification of directors and officers to the fullest extent permitted or not prohibited by Delaware law. See "Description of Securities Limitation on Liability of Directors; Indemnification".

     28. Impact of Inflation and Changing Interest Rates. Since the inception of operations, inflation has not significantly affected the operating results of the Company. However, inflation and changing interest rates have a significant effect on the economy in general and, therefore, could affect the operating results of the Company in the future.


                                 USE OF PROCEEDS


     The net proceeds to the Company from the sale of the 1,200,000 Common Shares offered hereby are estimated to be $4,700,000 (after deducting underwriting discounts of $600,000 and other expenses of this Offering estimated to be $700,000, including the Underwriter's non-accountable expense allowance in the amount of 3% of the gross proceeds of the Offering, and a $108,000 financial consulting fee payable to the Underwriter at the closing) (but not considering any exercise of the Overallotment Option or the Underwriter's Warrants). The Company, based upon all currently available information, intends to utilize such net proceeds approximately as follows:



                                                              Approximate                Approximate
                                                                Amount of                 Percentage
                                                              Net Proceeds              of Net Proceeds
                                                              ------------              ---------------

Product enhancement and development(1)                      $  1,250,000                     26.6%
Repayment of indebtedness (2)                                    770,000                     16.4%
Marketing and advertising (3)                                    650,000                     13.8%
Hiring and training of additional personnel                      150,000                      3.2%
Purchase of equipment                                            150,000                      3.2%
Working capital (4)                                            1,730,000                     36.8%
                                                              -----------                   ------
          Total                                              $ 4,700,000                    100.0%
                                                             ===========                    ======


(1)  Includes, without limitation,  costs to develop a radio modem to be used in
     connection  with  mobile  computing  software  systems.   See  "Business  -
     Products".


(2) Represents the repayment of the Bridge Notes in the aggregate principal amount of $770,000 issued in connection with the Company's bridge financing transaction in October 1996. The Bridge Notes are due and payable upon the closing of the Offering. If such closing occurs on or before September 15, 1997, no interest will be payable on the Bridge Notes. If the Offering closes after such date, interest shall accrue on the principal of the Bridge Notes, from the date such Bridge Notes were issued, at the rate of 12% per annum. See "Risk Factors - Broad Discretion in Application of Proceeds; Repayment of Indebtedness" and "Bridge Financing".


(3)  See "Business - Sales and Marketing".


(4) To be used for general operating and overhead expenses. Additionally, the Company may use a portion of the proceeds of this Offering allocated to working capital to acquire technology or assets to expand or enhance its product line and business. At present, the Company has not identified any acquisition candidates, nor can it predict that it will identify any appropriate acquisition candidates in the future. The Company is not actively seeking any acquisition candidates at this time. See "Risk Factors
     - Unascertainable Risks Related to Possible Unspecified Acquisitions" and "Business - Products and Services".


     The amounts set forth above are estimates. Should a reapportionment or redirection of funds be determined to be in the best interests of the Company, the actual amount expended to finance any category of expenses may be increased or decreased by the Company's management, at its discretion.

     The Company believes that the proceeds of this Offering will enable the Company to expand its business, which the Company anticipates, but cannot assure, will result in an increase in annual revenues. The Company believes that the net proceeds of this Offering, together with anticipated increased revenues generated from operations, will be sufficient to conduct the Company's operations for at least 12 months. See "Risk Factors - Dependence on Offering Proceeds; Possible Need for Additional Financing".


     It is anticipated that, to the extent that the Company's expenditures are less than projected and/or the proceeds of this Offering increase as a result of the exercise by the Underwriter of its Overallotment Option, the resulting balances will be retained and used for general working capital purposes. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, additional financing may be sought from other sources, including Mr. Honigsfeld pursuant to the line of credit discussed under "Certain Relationships and Related Transactions". There can be no assurance that any additional financing will be available on terms acceptable to the Company or otherwise. See "Risk Factors - Dependence on Offering Proceeds; Possible Need for Additional Financing" and "Risk Factors - Risks Attendant to Expansion".

     Pending use of the proceeds, the funds will be invested in certificates of deposit, high grade commercial paper and government securities, or other low risk investments.

                                    DILUTION


     All references herein to net tangible book value, net tangible book value per Common Share and the number of Common Shares outstanding assume no exercise of the Underwriter's Overallotment Option or the Underwriter's Warrants. See "Underwriting".

     As of March 31, 1997, the Company had an aggregate of 986,700 Common Shares outstanding and a net tangible book value (deficit) of ($628,273), or ($.64) per share. After giving retroactive effect to the Debt Conversion, the Accrued Compensation Conversion, and the Honigsfeld Option Exercise (collectively the "Pro Forma Transactions"), the Company's net tangible book value (deficit) as of March 31, 1997 would have decreased by $384,900 to ($243,373) and its net tangible book value (deficit) per share as of March 31, 1997 would have decreased by $.45 per share to $(.19) per share. Net tangible book value per share represents the total amount of the Company's tangible assets, less the total amount of its liabilities, divided by the total number of Common Shares outstanding.

     After giving retroactive effect to the Pro Forma Transactions, and the sale of 1,200,000 Common Shares by the Company at the Offering price of $5.00 per Common Share, with net proceeds of $4,700,000, the net tangible book value of the Company as of March 31, 1997 would have been $4,668,995, or $1.88 per Common Share. This amount represents an immediate dilution (the difference between the price per Common Share to purchasers in this Offering and the pro forma net tangible book value per Common Share as of March 31, 1997, after giving retroactive effect to the Pro Forma Transactions and the issuance of the 1,200,000 Common Shares) of approximately $3.12, or 62.4%, per Common Share to new investors and an immediate increase (the difference between the pro forma net tangible book value per Common Share as of March 31, 1997, after giving effect to the issuance of the 1,200,000 Common Shares, and the pro forma net tangible book value per Common Share as of March 31, 1997, before giving effect to the Offering), in each case giving retroactive effect to the Pro Forma Transactions of approximately $2.07, or 41.4%, per Common Share to the Company's current stockholders. Such increase to the Company's current stockholders is solely attributable to the cash price paid by purchasers of the Common Shares offered for sale by the Company.


The following table illustrates the per share dilution as of March 31, 1997:
         Public offering price per share (1).........................                  $5.00


         Net tangible book value (deficit) per share
           historical at March 31, 1997..............................   ($.64)

         Increase per share attributable to the
            Pro Forma Transactions(2)................................     .45
                                                                        -----
         Net tangible book value per share (deficit) before
            giving effect to the Offering(2).........................    (.19)
         Increase per share attributable to the sale of the
           Common Shares offered hereby .............................    2.07
                                                                        -----
         Pro forma net tangible book value per share after the
           Offering (2) (3) .........................................                   1.88
                                                                                        ----
         Dilution per share to purchasers in the Offering (4) .......                   $3.12
                                                                                        ====


(1) Before deduction of underwriting discounts and commissions and estimated expenses of the Offering.


(2)  Gives  effect  to  the  Debt  Conversion,   and  the  Accrued  Compensation
     Conversion and the Honigsfeld Option Exercise.

(3) After deduction of underwriting discounts and commissions and estimated expenses of the Offering.

(4) Does not give effect to the exercise of the Underwriter's Overallotment Option, the Underwriter's Warrants, the Bridge Warrants, or the Other Derivative Securities for the purchase of 477,400 Common Shares of the Company. See "Bridge Financing", "Management - Stock Option Plan", "Certain Relationships and Related Transactions", "Description of Securities - Common Shares" and "Underwriting".


     The following table sets forth the relative cost and ownership percentage of the Common Shares offered hereby as compared to the Common Shares outstanding immediately prior to the Offering.


                                          Common Shares                                            Average
                                              Acquired                  Total Consideration          Price
                                      Number         Percent           Amount         Percent       Per Share

Current Stockholders........        1,282,700(1)       51.7%         $  553,325         8.4%          $.43
Purchasers of Common
    Shares in the Offering...       1,200,000(2)       48.3%         $6,000,000        91.6%         $5.00
                                    ---------         ------          ---------       -----
         Total...............       2,482,700(1)(2)   100.0%         $6,553,325       100.0%
                                    =========         =====           =========       =====

(1) Gives effect to the issuance of 63,000 Common Shares upon the closing of the Offering pursuant to the Debt Conversion and the Accrued Compensation Conversion. Does not give effect to the exercise of the Bridge Warrants or the Other Derivative Securities. See "Bridge Financing", "Management - Stock Plans", "Certain Relationships and Related Transactions" and "Description of Securities - Common Shares".


(2)  Assumes  no  exercise  of  the  Underwriter's   Overallotment  Option.  See
     "Underwriting".

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company as of March 31, 1997 and as adjusted to give effect to the issuance and sale of the 1,200,000 Common Shares offered by the Company at $5.00 per Common Share, and the application of net proceeds of approximately $4,700,000 therefrom. This table should be read in conjunction with the financial statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus.




                                                                                March 31, 1997
                                                                                                    Pro Forma
                                                                    Actual     Pro Forma  (1)      As Adjusted(2)(3)

Long-Term Debt................................................. $ 1,024,291       $824,291              $ 54,291
                                                                  ---------       -------               -------
Stockholders' Equity:
Preferred Shares, $.01 par value, 1,000,000
 shares authorized, none issued................................        -              -                     -

Common Shares, $.01 par value, 20,000,000 shares authorized,
  986,700 shares issued and outstanding (actual), 1,282,700
  shares issued and outstanding (pro forma)(1) and 2,482,700
  shares issued and outstanding (pro forma, as adjusted)(1)(2)..      9,867         12,827                24,827
Additional paid-in capital......................................  2,044,758      2,426,698             7,114,698
Retained earnings (Deficit).....................................   (913,480)      (913,480)           (2,470,530)
                                                                    -------         -------            ---------
Total Stockholders' Equity......................................  1,141,145      1,526,045             4,668,995
                                                                  ---------      ----------            ---------
Total Capitalization............................................ $2,165,436$     2,350,336            $4,723,286
                                                                  ==========     ==========            =========

(1) Gives retroactive effect to the Honigsfeld Option Exercise in April 1997, the Debt Conversion and Accrued Compensation Conversion. See "Management-Stock Plans" and "Certain Relationships and Related Transactions".

(2) Reflects the issuance of the 1,200,000 Common Shares of the Company offered hereby, and the anticipated application of the net proceeds of $4,700,000 therefrom, after deducting underwriting discounts and commissions and estimated expenses of the Offering.

(3) Reflects, a nonrecurring deferred financing charge of $1,557,050 (which includes, among other things, the difference between the fair market value, at the time the Bridge Warrants were issued, of the Common Shares issuable upon exercise of the Bridge Warrants ($4.00 per share) and (ii) the original exercise price of ($.50 per share) at the time the Bridge Notes are repaid. See "Financial Statements, Note 7".


                                 DIVIDEND POLICY

     Holders of the Company's Common Shares are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. The Company has not declared or paid any dividends in the past and does not currently anticipate declaring or paying any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions, and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

                                BRIDGE FINANCING


     In October 1996, the Company borrowed an aggregate of $770,000 from 22 lenders (the "Bridge Lenders") in a financing (the "Bridge Financing Transaction") in which the Underwriter acted as the placement agent. In consideration for making the loans to the Company, each Bridge Lender received, for each $10,000 loaned, (i) a promissory note in the principal amount of $10,000 (each a "Bridge Note") and (ii) five year warrants for the purchase of 5,600 Common Shares of the Company at an exercise price of $.50 per share (the "Bridge Warrants"). Among the Bridge Lenders were Dong W. Lew ($70,000), President of the Company, Mark Honigsfeld ($60,000), Chairman of the Board and Chief Executive Officer of the Company, Murray Gross ($50,000), a principal stockholder of the Company (Mr. Gross subsequently transferred all his Common Shares in the Company to his affiliate, About Face, Ltd.), Robert H. Solomon ($45,000), a principal stockholder of the Company, and John P. Hefferon
($10,000), Executive Vice President - Sales and Marketing of the Company. Subsequent to the closing of the Bridge Financing Transaction, two of the Bridge Lenders agreed to cancel their Bridge Warrants for the purchase of an aggregate of 42,000 Common Shares (including Mr. Lew who agreed to cancel his Bridge Warrant for the purchase of 39,200 Common Shares). In addition, subsequent to such closing, the Company and the Bridge Lenders agreed that the exercise price of the Bridge Warrants would be $3.00 per share. See "Management", "Principal and Selling Stockholders" and "Certain Relationships and Related Transactions".

     Each of the Bridge Notes is due and payable upon the closing of the Offering of the Company's securities described in this Prospectus, or over a 120 month period commencing on September 15, 1999 if the Offering does not close by then. In the event such closing occurs on or before September 15, 1997, no interest will be payable on the Bridge Notes. If the Offering closes after September 15, 1997 but before September 15, 1999, interest shall accrue on the principal of the Bridge Notes, from the date such Bridge Notes were issued at the rate of 8% per annum. If the Offering closes after September 15, 1999, interest shall accrue on the principal of such Bridge Notes, from the date such Bridge Notes were issued, at the rate of 12% per annum until such date, and the Bridge Notes shall be payable in 120 equal monthly installments with interest accruing at the rate of 8% per annum. The Company intends to use a portion of the proceeds of this Offering to repay the Bridge Lenders in full. See "Risk Factors - Broad Discretion in Application of Proceeds; Repayment of Indebtedness" and "Use of Proceeds".

     The Company entered into the Bridge Financing Transaction because it required additional financing to fund costs and expenses relating to this Offering, for certain Common Share repurchases that occurred upon the closing of the Bridge Financing Transaction, to recruit additional personnel and training costs, to fund product development costs, to relocate and expand its facilities, and for working capital, and no other sources of financing were available to the Company at that time. As part of the Bridge Financing Transaction, the Company agreed to register, and has included in the Registration Statement of which this Prospectus forms a part, the Common Shares underlying the Bridge Warrants issued to the Bridge Lenders for resale under the Act. See "Principal and Selling Stockholders" and "Underwriting".



           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Introduction

     The Company was incorporated in the State of New York on March 31, 1983 under the name of Coastal Computer Systems, Inc. The Company was reincorporated in the State of Delaware under its present name Compu-DAWN, Inc. on October 18, 1996. The Company is engaged in the business of designing, developing, licensing, installing and servicing computer software products and systems for the law enforcement and public safety industry.

     The Company generates revenues from the granting of non-exclusive, non-transferable and non-assignable licenses to use software it has developed, through fixed price contracts. Revenues from such fixed price contracts are recognized using the percentage of completion method of accounting. The Company retains title to the software and warrants that it will provide technical support and repair any defects in the software at no charge. The warranty period for each contract is negotiated individually, with the periods ranging from 90 days to three years. To date, repair costs have been minimal and, therefore, the Company has not had to establish a reserve for warranty costs.

     The Company also provides post-contract, customer support to licensees of its software. Revenues from such services are recognized ratably over the period of performance. Fees billed and/or received prior to performance of services are reflected as deferred revenues.

     The Company's revenues, expenses and operating results have varied considerably in the past and are likely to vary in the future. Fluctuations in revenues depend on a number of factors, some of which are beyond the Company's control. These factors include, among other things, the timing of contracts, delays in customer acceptance of the Company's software products, and competition. See "Risk Factors - Lengthy Sales Cycle".


     Historically, the Company's products were marketed primarily in the State of New York.


Results of Operations


     Three Months Ended March 31, 1997 versus 1996 (unaudited)


     Revenues


     Total revenues for the three months ended March 31, 1997 were $185,801 as compared to $91,519 for the corresponding period of the prior year, an increase of $94,282 or 103%. The revenue results reflect an upturn in software sales activity while maintenance income remained relatively stable.


     The Company expects that it will be successful in obtaining maintenance contracts for any new systems sold in the future and, therefore, deferred maintenance revenues may vary accordingly.


     There is no assurance that the Company will be able to generate significant revenues in future periods. In fact, for the foreseeable future, inherent with the typical length in the sales cycle for the licensing of the Company's software products, and with the in-process development of new products which have not been brought to the market, the Company believes that it may experience difficulties in generating increased revenues from new sales. However, management of the Company believes that through the use of the proceeds of this Offering for, among other things, product enhancement, marketing, and the introduction of new products to the market, the Company will be able to increase revenues over the long-term.


     Costs and Expenses


     Total costs for the three month periods ended March 31, 1997, as compared to 1996, increased to $639,698 from $167,384. This increase was primarily the result of the costs relating to the enhancement and refining of the Company's current product line, marketing costs, obligations under new key employee compensation agreements, and the lease for the Company's new premises. In addition, research and development costs increased to $47,913 from $30,914 when comparing the three months ended March 31, 1997 to 1996.

     Income (Loss)

     For the three months ended March 31, 1997, the Company had a net loss of $513,056, or $.31 per share. For the three months ended March 31, 1996, the Company had a net loss of $57,261, or $.03 per share. The increased loss was due to the increased costs, as described above, as well as the effect of the amortization of the deferred financing costs which were recognized in connection with the Bridge Financing Transaction. Additionally, the Company may experience a deferred financing charge of up to approximately $1,557,050 at the time the Bridge Notes are repaid. See "Financial Statements, Note 7".

     Year Ended December 31, 1996 versus 1995

          Revenues

     Total revenues for the year ended December 31, 1996 were $477,527 as compared to $1,040,181 for the prior year, a decrease of $562,654 or 54.1%. This decrease was primarily a result of the decrease in software sales (due to fewer units sold). Such decrease occurred due to the Company's focus on raising capital (since late 1995 and throughout the year ended December 31, 1996) and developing new technology, which diverted the Company's resources away from sales activities. Such development includes, among other things, the revising of computer-aided dispatching (CAD) and visual computer-aided dispatching (V-CAD) (which provides for visual graphic interface), and new wireless mobile computing technology. The decision to focus on development activities rather than sales of existing product was made in furtherance of the Company's long-term interest and future competitiveness rather than to satisfy short-term goals. The Company believes that the development of enhanced and improved technology will allow the Company to move away from customer specific one-time sales and enable it to mass market certain of its products. Management does not believe that acceptance of the Company's products or timing of contracts significantly contributed to the decline in revenues during 1996. In addition, management of the Company does not believe that product obsolescence is a significant factor in the Company's business since it is continually updating and enhancing its software products. As a result of the new systems licensed during 1995, maintenance income for the year ended December 31, 1996 increased by approximately $52,000, from $222,910 to $275,016, when compared to the year ended December 31, 1995.

     Costs and Expenses

     Total costs increased from $910,200 to $1,087,020 when comparing the years ended December 31, 1995 to 1996.

     Programming costs decreased from $404,165 for the year ended December 31, 1995 to $268,915 for the year ended December 31, 1996. These costs decreased as a direct result of the decrease in software sales and primarily encompassed salaries and wages and license fees for the Company's main computer operating system. General and administrative expenses increased from $365,760 for 1995 to $660,006 for 1996. This increase was primarily a result of increased payroll due to new hires for management and marketing. Research and development costs increased from $140,275 to $158,099 when comparing 1995 to 1996. This increase of 12.7% was due to increased payroll and related costs.


     Income (Loss)


     For the year ended December 31, 1996, the Company had a net loss of $570,769, or $.34 per share. For the year ended December 31, 1995, the Company had net income of $78,660, or $.05 per share. The principal reason for this decrease in earnings is the 54.1% decrease in revenues as discussed above and the amortization of the deferred financing costs which were recognized in connection with the Bridge Financing Transaction. Additionally, the Company may experience a deferred financing charge of up to approximately $1,557,050 at the time the Bridge Notes are repaid. See "Financial Statements, Note 7".


Liquidity and Capital Resources


     At March 31, 1997, the Company had cash of $30,016, accounts receivable of $197,011, a current ratio of .7:1 and a net worth of $1,141,145. At December 31, 1996, the Company had cash of $286,497, accounts receivable of $100,010, a current ratio of 1.5:1 and net worth of $1,279,701. Management of the Company attributes the decline in its financial position to the net loss during the three month period ended March 31, 1997.

     In August 1996, the Company sold 480,300 of its Common Shares for aggregate proceeds of $144,090. Payment for these shares was held in escrow until the consummation of the Bridge Financing Transaction which was completed in October 1996 (as discussed below).

     In October 1996, in the Bridge Financing Transaction, the Company successfully completed the sale of 77 units, each unit consisting of a $10,000 Bridge Note and a Bridge Warrant to acquire 5,600 Common Shares of the Company (Bridge Warrants to acquire 42,000 Common Shares were canceled subsequent to the closing of the Bridge Financing Transaction as discussed under "Bridge Financing"). The Bridge Warrants are exercisable only upon the successful completion of an initial public offering ("IPO") of the Company's Common Shares as discussed below. Each of the Bridge Notes is due and payable upon the closing of the Offering. In the event such closing occurs on or before September 15, 1997, no interest will be payable on the Bridge Notes. See "Use of Proceeds" and "Bridge Financing".

     In January 1997, the Company entered into a secured credit facility loan agreement (the "Credit Agreement") with Mark Honigsfeld, the Chairman of the Board and Chief Executive Officer of the Company. Pursuant to the Credit Agreement, the Company borrowed $200,000, all of which is currently outstanding. The Company and Mr. Honigsfeld have agreed to convert the outstanding loan into 40,000 Common Shares (an effective conversion price of $5.00 per share) upon the closing of the Offering. In April 1997, the Company and Mr. Honigsfeld amended the Credit Agreement to provide for an additional line of credit of $500,000. In May 1997, the Company borrowed an additional $100,000 under the Credit Agreement. The repayment of up to $200,000 under the Credit Agreement is secured by a first priority security interest in all the assets owned by the Company. See "Certain Relationships and Related Transactions".

     A portion of the net proceeds of approximately $4,700,000 from the Offering will be used for product enhancement and development, to repay the Bridge Notes, for marketing and advertising, for hiring and training of additional personnel and for the purchase of equipment. See "Use of Proceeds".

     Even though revenues declined substantially during 1996, in such year, the Company moved its facilities to new and more costly space (see "Business Facilities" and "Financial Statements, Note 12a") and signed new compensation agreements with certain key employees (see "Management - Employment Agreements" and "Financial Statements, Note 12d"). Both the new space and the continued employment of these key individuals are needed in order for the Company to develop new, and enhance existing, products and to grow in the future. There can be no assurance, however, that either of these commitments will result in increased revenues and earnings. Until such time that the Company significantly increases revenues, the new lease and compensation agreements are likely to result in continuing operating losses.


The Company currently has no planned capital commitments.


     Cash Flows - Three Months Ended March 31, 1997 versus 1996 (Unaudited)

     For the three months ended March 31, 1997, cash utilized by operating activities was $359,898 as compared to $27,998 of cash provided by operating activities for the three months ended March 31, 1996. This is primarily a result of the increased operating costs incurred during the three months ended March 31, 1997.

     For the three months ended March 31, 1997, $12,617 was provided by investing activities, primarily from the purchase by Mr. Honigsfeld from the Company of the promissory note of Dong Lew (as described under "Certain Relationships and Related Transactions"), net of fixed asset purchases. For the three months ended March 31, 1996, no funds were provided or utilized by investing activities.

     For the three months ended March 31, 1997, cash provided by financing activities aggregated $90,800 due to the Company borrowing $200,000 from Mr. Honigsfeld under the Credit Agreement, net of certain equity purchases and expenses in connection with the Offering. The Company utilized cash of $10,774 in financing activities for the three months ended March 31, 1996 primarily due to certain equity transactions.

     Cash Flows - Year Ended December 31, 1996 versus 1995

     For the year ended December 31, 1996, cash utilized by operating activities was $289,383 as compared to $50,654 of cash provided by operating activities for the prior year. This is primarily a result of higher software sales generated in 1995 as compared to 1996 thereby generating more receipts from customers.


     For the year ended December 31, 1995, $32,712 was utilized by investing activities, primarily for the purchase of fixed assets. For the year ended December 31, 1996, $176,609 was utilized by investing activities primarily for purchases of fixed assets and for a loan to an officer.

     For the year ended December 31, 1996, cash provided by financing activities aggregated $646,527, primarily due to the completion of the Bridge Financing Transaction in October 1996 in the amount of $770,000. The Company utilized cash of $98,063 in financing activities for the year ended December 31, 1995 primarily due to payments of debt and the repurchase of Common Shares from former shareholders.


     Other


     The Company believes that the cash it generates from operations, and the expected net proceeds from the Offering, will be sufficient for at least the ensuing 12 month period.


Forward Looking Statements

     Except for historical information contained herein, the matters set forth above contain forward looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking statements. Potential risks and uncertainties include such factors as the level of spending by law enforcement and public safety agencies for computer application software and hardware, the competitive environment within the industry, the ability of the Company to expand its operations, the competency required, and experience, of management to effectuate the Company's business plan, the level of costs incurred in connection with the Company's planned expansion efforts, economic conditions in the industry and the financial strength of the Company's customers and suppliers.


                                    BUSINESS

Introduction

     The Company is primarily engaged in the business of designing, developing, licensing, installing and servicing computer application software systems for law enforcement and public safety agencies. The Company's software systems include computer-aided dispatching ("CAD"), computer interfacing with local, state and national crime information databases, advanced wireless mobile on-line communications computing ("AMO") (utilizing radio frequency), automatic vehicle location ("AVL") (employing dynamic map displays), records management, and photo-imaging database systems. These modules may be integrated and licensed as a package, or may be licensed individually.


     Certain of these applications utilize telecommunications and space satellite technology, other infrastructure, and hardware provided by third parties. The third party providers of such technology and infrastructure, with respect to a particular customer's system, vary depending on the location of the customer and whether or not the customer has a business relationship with a third party provider. Accordingly, the Company is not dependent on any particular third party's technology or infrastructure for its software systems to function. These third parties are typically major CDPDs (cellular digital packet data providers) such as AT&T, Bell Atlantic Corporation ("Bell Atlantic"), NYNEX Corp. ("NYNEX"), and GTE, or dedicated radio frequency data network providers such as RAM Mobile Data USA Limited Partnership ("RAM Mobile Data") and Motorola Inc. ("Motorola"). The Company's AMO system requires computer hardware and services from third party providers, and interfaces with dedicated radio frequencies owned by the Company's customers which require special radio equipment provided by companies such as Motorola and Dataradio Corp. The Company's customers may purchase such technology, infrastructure, services and hardware directly from these providers, and, with respect to radio equipment, through authorized dealers as well.


     The Company's software is compatible with virtually all operating systems. The Company has installed its systems in more than 55 agencies, primarily law enforcement agencies located in the state of New York. The Company provides a full range of product support and maintenance services, both on-site and by remote connection.

Industry Background

     The goal of law enforcement and public safety agencies is to maximize the safety and improve the quality of life of people and communities. The effectiveness of a law enforcement or public safety agency is dependent on its personnel and resources. Such effectiveness is enhanced by maximizing the patrol time of agency personnel, and the availability of timely, accurate and reliable information. This allows services to be provided in an efficient, cost-effective manner. Computer technology is an important tool for providing information to law enforcement and public safety personnel, reducing administrative time and streamlining procedures, to support an agency's strategic and operational goals.

     Generally, a law enforcement or public safety agency's strategy is not geared to one overall plan for an entire community, but is based on several individual plans addressing the unique needs of the neighborhoods that comprise that community. Agencies need the ability to maximize their resources, customize information, analyze crime information by sector, district and area, and analyze repeat call areas that tax agencies' resources. Additionally, agencies have a need to respond to incidents and 911 calls as rapidly, efficiently and cost effectively as possible.

     Computer technology has been developed for the public safety market to address these needs. CAD systems, integrated with enhanced 911 ("E911") systems, allow a dispatcher to retrieve information about the 911 caller, and the location and the individuals involved in the incident being reported. Mobile wireless communication systems in vehicles provide agency personnel in the field with the ability to receive information regarding an incident and the people involved, such as location, "mug shots" and photographs, and arrest and booking data. Such systems also enable such personnel to go "on-line" with the agency's database, and with other vehicles, in real time. Wireless communication systems also provide personnel with the capability to file reports from their vehicles instead of having to return to the station. This increases personnel time and visibility in the community. AVL system technology provides a dispatcher with the capability of immediately identifying the location of the most appropriate vehicle to investigate an incident, significantly shortening response time. Without an AVL system, a dispatcher has to alert the vehicles in the field of an incident and then wait, as they report their location and/or availability, before determining which vehicle would be the most appropriate to respond to an incident. Information sharing technology allows agencies to link their databases to local, state and national crime databases to access information for more in-depth and efficient investigation of incidents. Records management and photograph imaging systems for law enforcement agencies make arrest and booking procedures and incident investigations more efficient, while similar systems for fire and EMS departments contribute to the efficient deployment of firefighting and emergency equipment and investigation of incidents. Without a computerized records management system, records and reports would need to be handwritten or typed, and physically stored in various filing cabinets, file rooms, or on microfilm or microfiche. In such form, such reports are comparatively error prone, and may be misplaced or unavailable, which makes retrieval difficult and time consuming. Computerized records systems allow for easy entry and retrieval, and increased productivity, enabling agency personnel to spend more time "on the beat" in the community.

     In essence, the foregoing computer technology enables law enforcement and public safety agencies to allocate and utilize resources and manpower hours to maximize their goal of public safety.


     The Company believes that the market for application software and technology products utilized in the law enforcement and public safety market is growing due to (i) an increased public and governmental priority for law enforcement and public safety, (ii) an awareness that specific computer technology for the law enforcement and public safety market now exists, (iii) the availability of federal funding assistance to obtain computer equipment and technology, (iv) breakthroughs in development of new mobile wireless computer communications technology and (v) acknowledgment by certain agencies that computer-aided law enforcement has contributed to a recent drop in crime rates, and the ability to effectively handle increasing incidents of crime without increasing personnel. For example, The New York Times recently reported that New York City's mayor and top police officials attribute that city's drop in crime rate, in part, to a series of new police strategies which includes, among other things, the use of computer technology that has allowed the police department to identify crime patterns much more quickly and flood problem streets with undercover and beat officers. Also, the city of Chicago has installed an E911 dispatch system which has contributed to a recent decline in crime. In addition to New York City and Chicago (which do not utilize Company systems), the city of Glens Falls, New York, a customer of the Company, recently advised the Company that, although incidents of crime had increased, its computer system enabled the police department to effectively respond to, and handle, these incidents without increasing personnel.

Development of Technology


     The Company's current technology has been developed and enhanced over approximately an eight year period by Dong H. Lew, the Company's President, Alan Daniels (the Company's founder and former President) and technicians employed by the Company. Mr. Daniels no longer has any daily involvement with the operations or research and development activities of the Company; however, he is available as needed by the Company, from time to time, pursuant to an informal arrangement to provide consulting services on technical issues and software programming on an hourly basis. The Company's technology is not patented or covered by any registered copyrights; however, the Company believes that its software programs have copyright protection under common law. The Company does not license any technology from third parties other than technology for certain operating software. The Company continually undertakes research and development, under the supervision of Mr. Lew, and Louis Libin, the Company's Chief Technology Officer, to develop new, and enhance existing, technology and products. The Company cannot, however, give any assurance that it will develop any new products or technology, or enhancements for existing products and technology, or that the Company will have the services of Mr. Lew or Mr. Libin indefinitely. If it does develop or enhance any products or technology, the Company cannot predict the pace or time period of such new developments or enhancements, the costs relating to such research and development (which could be significant or prohibitive), or the availability of qualified technical personnel. See "Risk Factors - Evolving Market; New Product Development; Technological Obsolescence", "Risk Factors Intellectual Property Protection and Infringement", "Risk Factors - New
Management Team; Dependence on Executive Management; Need to Retain Key Personnel" , "Risk Factors - Dependence on Licensors" and "Business Intellectual Property Rights and Licenses".


Products and Services

     Products

     The Company's software products consist of CAD systems, computer interface systems which connect the customer's computer system to local, state and national crime information databases, AMO communication systems utilizing radio frequency, AVL systems employing dynamic map displays, records management systems, and photo-imaging database systems. Certain of the Company's software systems also interface with and utilize space satellite technology, telecommunications technology, computer hardware and other infrastructure provided by third parties. The Company's software is compatible with virtually all operating systems, utilizing a variety of software, including Windows(R) and Unix(R). The Company's software also allows linkage of its products to mainframe systems and is adaptable to both small and large hardware systems.

     The Company markets its products to law enforcement agencies under the ALECS 2000(TM) (Advanced Law Enforcement Computer System) product line and to fire and EMS departments under its AFFECT(TM) (Advanced Firefighter Computer Technology) product line.

     The Company licenses its software to customers in modules pursuant to a perpetual license. Customers may acquire all the modules as an integrated "total solution" package, or any of the modules individually, on a stand alone basis or as an addition to, or as a replacement for, an existing system. The software modules licensed from the Company can be integrated with the customer's other software systems. The Company's "total solution" package of integrated modules


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



maximizes efficiency since data entered into one module will be available in all modules in real time. A hybrid network comprised of certain of the Company's modules and other software systems may require data to be entered into the Company modules and other software systems separately.

     The price to the customer of the Company's products, whether a "total solution" package or individual modules, varies depending on several factors, including the need for, and existence of, communication infrastructure in the customer's jurisdiction (such as radio towers necessary for AMO radio frequency modules), volume of use of telecommunications systems (such as telephone lines and radio cells), and the customer's computer hardware requirements to implement the software system.

     The Company's ALECS 2000(TM) product line for law enforcement and its AFFECT(TM) product line for fire and EMS are similar in many respects. Both address the reporting of incidents, the dispatch of resources and the deployment of personnel.


     In May 1997, the Company received the 1997 Long Island Software Awards ("LISA") software product of the year award for its ALECS 2000(TM) software. The Company competed with 15 finalists for this award including, among others, Long Island Lighting Company ("LILCO"), Henry Schein, Inc., Life Sciences Associates, Lightstone Group, and Quantum Research and Technologies, Inc. The 1997 LISA was sponsored by the Long Island Research Institute, State University of New York at Stony Brook, Cheyenne Software, Inc., Computer Associates, Inc., LILCO, Renaissance Technologies and Symbol Technologies, Inc., among others.


     The Company's modules are described below. See "Business - Customers".

     Computer-Aided Dispatching - CAD and AVL


     The Company's CAD system, under both the ALECS 2000(TM) and AFFECT (TM) product lines, integrates several software and communications technologies, such as E911 dispatch systems, mapping software integrated with global positioning systems for vehicle tracking, and geo-based mapping systems, which include street addresses and intersections, longitude/latitude, and other information to identify the locations and addresses of incidents. The integration of these systems with the Company's CAD software provides to police and other public safety agencies the capability to respond rapidly and efficiently to incidents, and streamlines record management, enhancing productivity and accuracy of record keeping. The Company is currently developing, and readying for beta site testing, visual CAD software (known as V-CAD, or Visual Computer-Aided Dispatching), which, in addition to having greater functionality than the current CAD system, is more user-friendly and provides the dispatcher with touch screen graphical interfacing and the ability to dispatch police, fire and/or EMS agencies at the same time.

     The CAD system allows the dispatcher receiving the E911 call to immediately identify the caller's telephone number, the related address, and the name of the telephone number owner (unless the call is made from a cellular phone). The CAD system enables the dispatcher to access any records maintained in the agency's database relative to that person or the location of the incident (e.g. gun permit issued, prior domestic violence or prank calls) as well as in local, state and national crime information databases.

     Once a decision is made to dispatch a vehicle to an incident, a record is created and the location of the incident appears on a computer-generated map of the area. Using AVL software, which links the customer's system and a receiver in each of the customer's vehicles to GPSs (global positioning satellites), the map also shows the position of vehicles "in the field" which are available to respond to the incident. The dispatcher can then select the closest available vehicle to respond to the incident and can observe the movement of that vehicle as it responds to the call.

     Wireless Mobile Data Communications System - AMO

     The Company has recently developed and begun to market a wireless AMO data communications system which permits "on-line" real time access between vehicles in the field and the central database, between the central database and local, state or national databases, crime information centers and other centralized computer records, and between vehicles. The Company's AMO system employs radio frequency networks (i.e. private radio networks, public radio networks, and cellular and short range spread spectrum technology) to provide complete communication and access from the vehicle to the central databases as well as vehicle to vehicle. The Company's AMO system allows the agency's personnel to log onto the customer's central database directly from their vehicles and have access to all information in such central database. Additionally, the AMO technology provides capability for the agency's personnel to input information into the agency's database directly from their vehicles, and transfer or access information from vehicle to vehicle. In comparison, other currently existing competitive mobile data access systems do not provide for on-line and real time access to information between vehicles and the central databases, but only allow for the transmittal of batch data from the central databases to vehicles and vice versa. AMO employs unique "text to voice" technology which converts data received by the vehicles' systems from text into voice data, and, by voice recognition, converts voice commands into text to be sent to the dispatcher. This enhances the safety of vehicle operators since they can receive and give information without having to divert their attention to read a computer screen or input information by keyboard. Furthermore, the main police, fire and EMS radio channels are not employed and remain available.

     AMO, through the use of photo imaging technology, allows "mug shots" to be rapidly made available at a crime or incident scene, or the personnel at the scene can create a permanent computer photograph record of the accident or crime scene and transmit it directly into the agency's central database or to other vehicles.

     The Company intends to use a portion of the net proceeds from this Offering to develop a radio modem to be used in connection with the Company's AMO system and other mobile computing software systems. However, the Company cannot assure that it will be successful in developing such a radio modem. See "Use of Proceeds".

     The Company has sold AMO systems to, and installed such AMO systems in, Onondaga County (New York) for its E911 department which covers multiple agencies such as police, fire and EMS departments, the Putnam County (New York) Sheriff's Department, the Johnson City Police Department (in Broome County, New
York), the Glens Falls Police Department (in Warren County, New York) and the Long Beach and Garden City Police Departments (in Nassau County, New York). See "Business - Customers".

     As a recently  developed  product,  AMO is subject to the risks inherent in
the  development  of  new   technology,   including   unanticipated   delays  in


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



implementing the system, expenses, technical problems or difficulties and the possible insufficiency of funding to complete development. See "Risk Factors - Evolving Market; New Product Development; Technological Obsolescence".

     Records Management

     The Company's records management systems for law enforcement and other public safety agencies offers a wide range of options and flexibility to fit an agency's needs and budget. The ALECS 2000(TM) records management system processes data from the incident report through prosecution, and is made up of component sub-modular units, including a records management system, a photograph/"mug shot" imaging system, a parking violation system, and a false alarm billing system. The AFFECT(TM) records management system processes data from the incident report through closing the investigation, and also provides information such as the location of resources, including, without limitation, hydrants and secondary sources of water (such as ponds, lakes, rivers, and seawater access), foam and other chemical fire extinguishing material, hoses and jaws-of-life.

     As discussed above, the Company's records management systems obviate the need for handwritten or typed reports and physical filing systems which are cumbersome, error prone, and make for difficult and time consuming information retrieval.

     Local Court Records Management and Sheriff's Records Management

     The Company's products also include records management systems which are specifically designed for local courts and sheriff departments. The local court records management system records summonses, tracks fines payable and enters the appropriate dates on court calendars. The sheriff's records management system provides several functions through the following sub-modules: civil warrants/attachment records management, pistol permit records management, photo imaging/booking for county jails, property records management, jewelry recovery and pawn shop records management, and police academy records management. One of the goals of this technology is to streamline procedures and allow for more efficient allocation of resources and manpower hours.

     Services


          Installation and Training


     System installation is an integral part of the Company's services. The Company's installation procedure commences with an in-depth consultation with the customer to determine the appropriate modules needed to meet the customer's particular requirements within budgetary parameters. Once the customer's needs have been identified, the Company provides customized system design and file creation. The Company then implements the system, undertakes system start-up and provides training for the customer's personnel in the operation of the Company's software products. Customer training is conducted either at the customer's site or at a remote location, and can range up to several days, depending on the customer's particular system.

     Support and Maintenance

     The Company provides post-installation system software maintenance and training support for all of its software products. The Company's systems support teams, which include communications and software technicians and program


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



developers, are available to assist customers via telephone access, 24 hours a day, seven days a week, 52 weeks a year, and provide on-site support, pursuant to a software maintenance agreement. Software updates and enhancements to the modules are included under maintenance contracts. Customers pay the Company a set monthly service fee (currently ranging between 1% and 2% of the installation contract value) which is dependent on the extent and complexity of the customer's system. Currently, the Company has maintenance agreements with all of its customers. During the fiscal years ended December 31, 1995 and 1996, support and maintenance income represented approximately 21% and 58%, respectively, of the Company's revenues. See "Business-Customers".

     Possible Future Acquisitions


     In addition to the foregoing products and services, the Company intends to explore opportunities to add, through acquisition or licensing, technology or products to enhance or add to its current product line, or to acquire a customer base or sales organization to augment the Company's infrastructure. The Company is not actively seeking any acquisition at this time. In exploring a potential acquisition or license, the Company will consider, among other criteria, the comparative cost to the Company in capital, resources and personnel to create the identified technology or product, or establish the targeted customer base or sales organization, restrictions on the Company developing similar technology or products arising from patent or other intellectual property protection, and the synergy of the identified technology or products with the Company's products and organization. At present, the Company has not identified any acquisition or license candidates and it does not have any current plans, proposals or arrangements with respect to any acquisitions; however, it is actively seeking such candidates. There can be no assurance that the Company will identify any acquisition or licensing candidates or, if it does, that it will be able to reach any agreements to acquire or license technology or products, or acquire assets, on terms acceptable to the Company. With respect to possible acquisitions or licensing agreements, the Company may, from time to time, enter into agreements with related parties (of which none are presently contemplated). In such case, the Company anticipates that the terms of such agreements will be commercially reasonable and no less favorable to the Company than the Company could obtain from unrelated third parties. Additionally, the Company intends that such agreements will be approved by a majority of disinterested directors. See "Risk Factors - Unascertainable Risks Related to Possible Unspecified Acquisitions" and "Use of Proceeds".


Intellectual Property Rights and Licenses


     The Company's products are based on approximately 3,000 interdependent software application programs and system utility modules, including software developed for creating applications of the modules. The Company's technology is not patented and the Company has not obtained, or applied for, copyright registration for any of its software. Although the registration of a copyright in the United States copyright office provides a rebuttable presumption of the copyright's validity, such registration is not required to make a copyright legally effective, and the Company believes that its software programs have copyright protection.

     The Company believes that it takes at least two to three months of training for a programmer to grasp the complete structure of the Company's software. The Company requires every employee to sign an agreement of nondisclosure and assignment of development rights. While large software vendors often institute lawsuits to protect software property rights against infringers, the Company believes that, in its case, the complexity and total system integration of the

Company's products best protects its trade secrets. There can be no assurance that the intellectual property and contractual rights on which the Company relies to protect its intellectual property and confidential and proprietary information will provide it with meaningful protections. See "Risk Factors - Intellectual Property Protection and Infringement".



     The Company utilizes certain operating system software (written in the "M" computer programming language and owned by Intersystems, Inc. ("Intersystems")), in the development of its software systems. The Company uses such operating system software pursuant to a perpetual license which allows the Company to use such software to create its software modules, and, in some cases, to "bundle" such operating system software with its own software as part of its software products. The Company pays Intersystems a monthly fee to sublicense such operating software (based on the number of product units in which Intersystem's operating system software is included), and an annual fee to use such operating software to create software (based on the number of product units for which the third party's operating system software is used to create). The termination of this license could have a material adverse effect on the Company's ability to produce and deliver its software products on a timely basis. If such license is terminated, the Company would be required to license alternative operating system software. The Company believes alternative operating system software written in different versions of the "M" computer programming language is owned by, and currently available from, other sources. However, the Company would have to revise its software to make it compatible with such alternative operating system software, which the Company believes would result in production and delivery delays of approximately three to six months. See "Risk Factors - Dependence on Licensors".

Sales and Marketing

     According to the National Directory of Fire Chiefs and Emergency Department
(1993) and the National Directory of Law Enforcement Administration (1996), the national law enforcement and public safety market is estimated to have more than 18,000 law enforcement agencies and more than 35,000 fire departments. Based on management's exposure to the marketplace, the Company believes that the majority of such agencies currently have limited or no computerization of their law enforcement and public safety activities. The Company believes that mobile wireless computer communications, computer-aided dispatching, integrated mapping and photo-imaging technology have not been marketed extensively to a majority of these agencies.

     The Company intends to implement the following marketing strategy with a portion of the proceeds of this Offering, although no assurances can be given that, if such marketing strategy is implemented, it will be successful. See "Risk Factors - Limited Sales and Marketing Experience" and "Use of Proceeds".

     Direct Marketing

     The Company currently participates to a limited extent in public safety conferences and trade shows, holds regional seminars, presents and conducts demonstrations, and conducts targeted mailings and phone campaigns. The Company intends to expand such direct marketing significantly following the consummation of this Offering.

     Current Customers

     Generally, once a system is designed and installed for a customer, there is little repeat business other than maintenance and support, and the provision of software enhancements or updates. Accordingly, the Company intends to intensify sales efforts to current customers for add-on products and to obtain references for other prospective customers, a strategy which has been somewhat successful with current sales resources. See "Business-Customers".

     Subcontracting and Business Partnership Opportunities


     The Company is pursuing a strategy whereby it seeks to create business partnerships and subcontractor relationships with large system integrators and public network providers in order to have the resources needed to establish a presence in the "large size" market segment (i.e. departments or agencies with more than 200 sworn officers or personnel). Business partnerships are currently in place with AT&T Wireless Data, Inc., GTE Mobilnet Service Corp., and Data General. The Company is also seeking subcontractor relationships with system integrators and network providers including International Business Machines Corp. ("IBM") (with which the Company has acted as a subcontractor in the past, as described below), Bell Atlantic, Motorola and RAM Mobile Data. No revenues have been derived to date from the Company's established business partnerships (which set forth the relationship of the parties in the event of a system installation and do not relate to any particular customer contracts) and no assurances can be given that the Company will derive revenues therefrom. In addition, no assurances can be given that the Company will enter into any other business partnerships or subcontractor relationships.

     The Company monitors governmental announcements of officially published requests for proposals ("RFPs") to find business partnership or subcontracting opportunities. The selection of the appropriate large system integrator by the Company as a potential business partner or prime contractor often depends on the specifications in the RFP. The Company's strategy includes contact with large system integrators to demonstrate the Company's product capabilities and, more importantly, to establish a credible presence for participating in "large size" market segment projects. Although, in the past, the Company has had some success in partnering with large system integrators, no assurance can be given that the Company will be viewed by these entities as an acceptable business partner or subcontractor in the future. If the Company is unable to establish such a business relationship, its plans to expand into the "large size" market segment may be delayed or hindered due to a limitation of resources needed to respond competitively to RFPs or to meet "large size" market segment agency requirements. See "Risk Factors-Dependence on Business Partnerships and Subcontractor Relationships", "Risk Factors - Limited Sales and Marketing Experience" and "Business - Competition".

     Increase in Sales Staff


     Until recently, the Company had no sales staff and sales efforts were conducted by one of the Company's principals and its project manager. Since the closing of the Bridge Financing Transaction, the Company has retained four full-time sales associates. The Company intends to use a portion of the proceeds of this Offering to increase sales staff in order to penetrate geographic markets beyond New York. In addition, the Company has engaged a marketing support person, a technical writer and other individuals to coordinate installations, handle subcontract relations with large system integrators, and provide technical sales support. See "Risk Factors - Challenges to Management of Growth", "Risk Factors - Limited Sales and Marketing Experience" and "Use of Proceeds".


Customers


     The Company has installed various modules of its software systems for, and provides maintenance and support services to, 58 customers, 54 of which are law enforcement agencies and four of which include fire and EMS departments. The following customers accounted for the following percentage of software sales revenues for the fiscal year ended December 31, 1995: Onondaga County (New
York), 42.8% and the Queens County (New York) District Attorney, 21.4%. No other customer accounted for 10% or more of the Company's software sales during such period. The following customers accounted for the following percentages of software sales for the year ended December 31, 1996: Madison County (New York), 28.2% and Westchester County (New York), 18.6%. No other customer accounted for 10% or more of the Company's software sales during such period. The project undertaken by the Company for Onondaga County is described below. The Company provided consulting services to the Queens County District Attorney's Office with respect to the conversion of an early dialect of the "M" computer programming language running on that agency's old hardware system to a current standard version of "M" running on a high-speed multi-processor Unix(R) computer. The Company sold to, and installed in, Madison County a records management system, a CAD system, and a specialized version of a network wireless radio system between fixed points, for that county's fire department. The Company sold to, and installed in, Westchester County a records management system, a CAD system, a photo imaging system and special modules such as civil warrant processing, jury duty processing, pawn shop records and police academy records. The Company does not rely on past customers for future revenues from sales and installations of software systems. Accordingly, the Company will not suffer any material adverse effect if the Company does not sell software systems to such customers in the future.

     Based on the experience of management in the marketplace, management's discussions with a senior New York State Division of Criminal Justice Services official and an E911 consultant to a major telecommunications company, a recent referendum in Bergen County, New Jersey supporting the regionalized sharing of services by towns and municipalities, and the specifications of RFPs received by the Company soliciting bids for law enforcement and public safety software systems, the Company believes that there is a trend away from town and municipality dispatching and toward county-wide dispatching. As a result of this trend, the Company believes that there will be a need in the near future for comprehensive public safety systems which will address and integrate the needs of police, fire and EMS departments. As a "total solution" software system provider, the Company believes that, with the proceeds of this Offering and the successful implementation of its marketing and product development plan, it will be in a position to meet such needs. See "Risk Factors - Dependence on Significant Customers", "Use of Proceeds" and "Business - Sales and Marketing".


     Typically, a customer will procure a software system from the Company under a perpetual license, pursuant to which the Company will be paid a percentage of the license fee at the time the contract is entered into, and then will receive further installments as certain performance milestones are met, until completion of the contract. After the contract is completed, any further revenues from that customer are usually derived from a maintenance and support contract. From time to time, however, the Company may receive additional contracts from an existing customer for add-on modules, an aspect of business which the Company intends to market more aggressively in the future. See "Business-Sales and Marketing".

     The length of time that it takes to complete a systems installation contract varies (generally from three to twelve months), depending on the nature and complexity of the system and the customer's internal procurement procedures. During the period of time that installments are being paid, the customer, or a small number of customers with contracts in progress, may account for a significant percentage of the Company's revenues. However, once those contracts are completed, such customers will no longer represent a material portion of the Company's future revenues. Accordingly, the Company does not rely on such customers for a continuing revenue stream and the Company does not believe that the make-up of its current significant customers is material to an understanding of the Company's future business prospects. However, the Company anticipates that at any particular time a limited number of large customers will continue to represent a significant portion of its revenues for the foreseeable future. See "Risk Factors - Lengthy Sales Cycle", "Risk Factors - Evolving Market; New Product Development; Technological Obsolescence", "Risk Factors - Significant Customers" and "Business - Sales and Marketing".

     The following two examples are illustrative of the diverse application of the Company's products and services:


     (i) The Onondaga County Police Department utilizes an AMO application, designed, developed and installed by the Company, which links over 700 police, fire and EMS vehicles. For this project, the Company was retained by IBM as a subcontractor to design, develop, install and service all the required AMO software. The project included integration by the Company of IBM and Digital Equipment Corp. hardware which already contained application software provided by other subcontractors for both records management and computer-aided dispatch; and


     (ii) The Company, as prime contractor, designed, developed and installed a "total solution" system for the Putnam County Sheriff's Office, a comparatively small agency of seven vehicles. The system consisted of a records management system, a CAD system and an AMO system.

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


Competition

     The Company faces competition in the "small size" market segment (which the Company views as departments or agencies with 20 or fewer sworn officers or personnel) and the "medium size" market segment (which the Company views as departments or agencies with 21 to 200 sworn officers or personnel) from companies such as NewWorld Systems, Pamet Systems, Inc. and Software Corporation of America. Although such competitors have significantly greater financial, technical and other resources than those of the Company, the Company feels that it has been able to compete successfully in such market due to its "total solution" system integration technology and local presence, the Company having installed systems in over 50 "small size" and "medium size" law enforcement agencies in the state of New York. The Company believes further that, as it expands its presence to other geographical areas and market segments, sales to such agencies are likely to develop outside of its current primary market of New York.


     The Company believes that more intense competition exists in the "large size" market segment in which the system price ranges widely (between $1 million and $100 million) depending on the size of the customer and the complexity of the system (as compared to the Company's typical sale in the "small size" and "medium size" market segments, which historically has ranged between $25,000 and $350,000). The "large size" market is dominated by software vendors, such as PRC Public Safety, Inc. and Systemhouse, Ltd., and large system integrators such as IBM, Andersen Consulting, Electronic Data Systems and Harris Corporation. In order to penetrate the "large size" market segment, the Company is pursuing business partnerships or subcontracting relationships with large systems integrators having greater financial resources and name recognition than the Company. The Company believes that, in the future, through an extensive marketing plan, it can build brand name awareness for its products and services. The Company cannot, however, assure that it will be successful in this strategy. See "Risk Factors - Competition" and "Business - Sales and Marketing".


     The Company believes that the mobile wireless computer communication technology sub-market is in its infancy. With the development of the Company's AMO system utilizing radio frequency networks as discussed above, the Company believes that, with sufficient resources, it will be capable of increasing its sale price range to between $75,000 and $1 million per installation, depending on the customer size and the extent and complexity of the system.

     The Company further believes that large software companies, communication equipment companies and computer hardware companies are currently not concentrating their resources on the law enforcement and public safety market because of that market's special requirements for secure radio operations and the particular applications and expertise needed to meet those special requirements. Additionally, most "large size" agencies have a general need for highly specific customized systems and systems integration. Generally, such companies that do have an interest in pursuing the law enforcement and public safety markets look for a business partner, like the Company, that has the necessary expertise to design and install law enforcement and public safety systems. The Company also believes that, as a "total solution" provider in the field of law enforcement and public safety computer technology, it is, subject to obtaining the appropriate resources, positioned to develop generic communications software protocols for secure on-line radio frequency mobile data transmission basic to almost all mobile computers for police, fire and EMS departments. See "Business - Products and Services" and "Business Sales and Marketing".

Employees


     The Company currently has 24 full-time employees and one part-time employee, including eight software developers/programmers, one technical writer, one marketing employee, four sales persons, and 12 executive and administrative personnel. The Company also has two part-time industry consultants. Management believes that its relations with its employees are satisfactory.


     The Company's Product Development Group performs research and development activities and its Customer Service Support Group handles installations, maintenance and service. The Company's new customers are trained by consultants who generally are retired and active-duty police officers from police departments that have systems installed by the Company. The Company's daily operations are managed by a software development manager, a manager of operations, and a director of technology.

Facilities

     The Company's executive offices are located at 77 Spruce Street, Cedarhurst, New York where it leases approximately 5,000 square feet of space. The premises are held pursuant to a five year double net lease expiring in September 2001 that provides for a base annual rental of approximately $85,000. The Company believes that its premises are adequate for its needs for the foreseeable future.


                                                    MANAGEMENT

Executive Officers and Directors

       The names and ages of, and the positions held by, the executive officers and directors of the Company are set forth below.

                                                                                               Class of
Name                              Age              Positions Held                              Directorship(1)


Dong W. Lew                         67             President,  Chief Operating                         I
                                                   Officer, Treasurer and Director


Mark Honigsfeld                     43             Chairman of the Board,  Chief                      II
                                                   Executive Officer, Secretary
                                                   and Director

Louis Libin                         38             Chief Technology Officer and                      III
                                                   Director

John P. Hefferon                    51             Executive Vice President - Sales                    -
                                                   and Marketing

William D. Rizzardi                 54             Director                                            I

Harold Lazarus, Ph.D.               70             Director                                           II


------------------
(1) The Company's Certificate of Incorporation provides for three classes of directors. The term of each class is three years except that the initial term of office of the Class I directors will expire at the Company's annual meeting of stockholders in 1997 and the initial term of office of the Class II directors will expire at the Company's annual meeting in 1998.

       Dong W. Lew
                Mr. Lew joined the Company in 1988. He was elected a director and the President in August 1992 and was elected Treasurer in August 1996. He graduated from the Massachusetts Institute of Technology ("M.I.T.") with a Bachelor of Arts Degree in Business and Engineering Administration, and has over 25 years of experience in the computer industry. From 1981 to 1988, Mr. Lew was an independent computer consultant providing turnkey computer systems with custom software to the manufacturing and publishing industries. Prior to 1981, he was employed in computer systems design and managerial capacities by such firms as Mergenthaler, Inc., Harris-Intertype, Inc., and Codesco International, Inc.

       Mark Honigsfeld
                Mr. Honigsfeld joined the Company as Chairman of the Board, Secretary and a director in August 1996 and, effective October 1, 1996, he was elected Chief Executive Officer of the Company. In 1978, he founded Facelifters Home Systems, Inc. ("FACE"), a cabinet manufacturing and installation company for which he served as Chief Executive Officer and Chairman of the Board until April 25, 1996. On such date, FACE, a publicly-traded company, was acquired by a New York Stock Exchange company in a transaction valued at approximately $70 million to FACE's stockholders. Prior to the merger, FACE's revenues on an annualized basis approached $50 million. As the founder, Chief Executive Officer and Chairman of the Board, Mr. Honigsfeld was directly involved in the planning and development of almost all areas of FACE's business, including corporate finance, public offerings, investor relations, mergers and acquisitions, licensing, product design and engineering, sales and marketing, manufacturing, field installation, customer service, management information services and management training. Prior to the sale transaction, FACE had approximately 600 employees and associates representing its products and services at 28 locations in 14 states, approximately 135 telemarketing personnel, 180 direct sellers, 120 manufacturing employees and 165 supervisory, management and administrative personnel. In addition, FACE had working arrangements with approximately 175 independent contracting companies nationwide. Mr. Honigsfeld holds a Bachelor of Science Degree in Industrial Arts, magna cum laude, and a Master of Science Degree in Industrial Arts, with honors, from City College of the City University of New York.


       Louis Libin
                Mr. Libin joined the Company in January 1997 on a per diem basis as Chief Technology Officer and a director. Effective March 10, 1997, he began to serve as the Company's Chief Technology Officer on a full-time basis. Since 1989, Mr. Libin has represented the United States on satellite and transmission issues at the International Telecommunications Union (the "ITU") in Geneva, Switzerland. Mr. Libin has also been Chairman of the Expert Group On Broadcast Interactive Services of the ITU since 1991. From 1987 to 1997, Mr. Libin served as the Director of Technology (specializing in broadcast transmission systems) for the General Electric Corporation ("GE") and the National Broadcasting Corporation. From 1995 to 1997, Mr. Libin also served as Assistant Secretary of all GE's wholly-owned subsidiaries that are involved in broadcast media, with the responsibility for technical developments and all Federal Communications Commission (the "FCC") issues and licenses. From 1983 to 1986, Mr. Libin was a project manager for Radio Corporation of America ("RCA") until RCA's acquisition by GE. From 1981 to 1982, Mr. Libin was employed by the Loral Corporation as an electronic design engineer where he designed radio frequency systems for the United States military. From 1980 to 1981, Mr. Libin was a design engineer for the Chryon Corporation, a computer graphics company. From 1979 to 1980, he worked for Burroughs Computer Systems, Inc. (now part of Unisys) as a field engineer. Additionally, since 1988, Mr. Libin has acted as a consultant and advisor to the FCC in connection with the planning of communications systems and logistics for major events in the United States and abroad, including political conventions, presidential inaugurations, and the Olympics. Mr. Libin is an active member of the National Society of Professional Engineers and the Association of Federal Communications Consulting Engineers. He also sits on the Engineering Advisory Board of the National Association of Broadcasters. Mr. Libin received a B.S.E.E. Degree in Electrical Engineering from the Pratt Institute and completed his graduate studies in optical electronics at M.I.T.'s Executive Program in 1991. Mr. Libin has planned and managed telecommunications projects in the United States and in Europe. Mr. Libin was responsible for the planning and implementation of a new television and telecommunications network in New Zealand in 1990. Mr. Libin has also provided expert consulting on satellite issues in certain of the republics of the former Soviet Union. Mr. Libin was also instrumental in the development of the new transmission technology and the algorithms for software modeling of the new North American digital terrestrial television system which was approved by the FCC in 1996. Mr. Libin has published numerous scientific papers in radio frequency and telecommunications.

       John P. Hefferon
                Mr. Hefferon joined the Company in October 1996 as Executive Vice President - Sales and Marketing. From January 1973 to January 1987, he served in various positions with Wang Laboratories, Inc. ("Wang Laboratories"), including sales representative, branch manager, district manager, Atlantic area director and Eastern Regional Vice President Sales and Marketing of Wang Financial Information Services Corporation, a subsidiary of Wang Laboratories (a position he held for eleven years). From January 1987 to November 1988, Mr. Hefferon worked for Computer Leasing, Inc. where he was involved in arranging lease financing for multi-million dollar IBM mainframes in the Fortune 500 marketplace. From late 1988 through March 1990, Mr. Hefferon was Eastern Regional Director for Imnet, Inc., a start-up imaging software company. From March 1990 to August 1995, Mr. Hefferon served in several executive sales and marketing positions with Allerion, Inc., a network systems integrator. From August 1995 to October 1996, Mr. Hefferon served as Vice President - Sales of Ultradata Inc., an application software company.

       William D. Rizzardi
                Mr.  Rizzardi  joined the Company in January 1997 as a director.
       Since December 1996, Mr. Rizzardi has been the President of Environmental Solutions Corporation, a bio-remediation company. From 1995 to 1996, Mr. Rizzardi was an independent management consultant to the Long Island Research Institute, a not-for-profit technology development laboratory. From 1979 to 1994, Mr. Rizzardi held various positions with Northrop Grumman Corporation and its affiliates, including a Vice President of Grumman Data Systems Division, where he was responsible for the development, operations and support of all information systems for the Grumman Corporation, Corporate Vice President of Information Management and Chief Information Officer of Grumman Data Systems Division, and a Vice President of Northrop Grumman Corporation - Data Systems and Services Division following the acquisition of Grumman Corporation by Northrop Corporation. Mr. Rizzardi received a Bachelor of Science Degree in Nuclear Physics from City College of the City University of New York and a B.S.E.E. Degree in Management from the Sloan School of M.I.T.

        Harold Lazarus, Ph.D


               Dr. Lazarus joined the Company as a director in March 1997. Dr. Lazarus has been a Professor of Management at the Hofstra University Frank G. Zarb School of Business (the "Hofstra Business School") since 1980. From 1973 to 1980, Dr. Lazarus served as Dean of the Hofstra Business School. Dr. Lazarus is an organization development consultant who lectures in Europe, Asia, North America and South America on
        leadership,  time  management,  total  quality  management,   managing
        change, effective meetings, problem solving, decision making, mission statements, management by objectives, and communications. Dr. Lazarus was Professor of Management at the New York University Leonard N. Stern School of Business for ten years, and he also taught at Columbia University Graduate School of Business and Harvard University Business School. Dr. Lazarus currently serves as a director of Graham-Field Health Products, Inc., a New York Stock Exchange - listed manufacturer and wholesaler with $200 million in annual sales. Dr. Lazarus has served on several boards of directors of public companies in the past, including FACE, Ideal Toy Corporation, Superior Surgical Manufacturing Company, and Stage II Apparel Corporation. Dr. Lazarus has published seven books and 65 articles on business management. He also chairs the board of Phi Beta Kappa Alumni of Long Island (New York). Dr. Lazarus received a Masters of Science Degree and a Doctor of Philosophy Degree in Management and Marketing from Columbia University.


       Each director will hold office until the next annual meeting of stockholders during the year in which the term of his class of directorship expires and until his successor is elected and qualified. Executive officers serve at the pleasure of the Board of Directors. See "Risk Factors - Control of the Company" and "Certain Relationships and Related Transactions".

       There is no family relationship among any of the Company's executive officers and directors.

Executive Compensation

       The following table provides summary information concerning cash and certain other compensation paid or accrued by the Company to, or on behalf of, Mr. Lew, the Company's President, and Mr. Honigsfeld, the Company's Chairman of the Board and Chief Executive Officer, during the last three fiscal years. Mr. Honigsfeld was elected Chairman of the Board and Chief Executive Officer in August 1996 and October 1996, respectively. No other executive officer of the Company had a combined salary and bonus in excess of $100,000 for the year ended December 31, 1996.



                                            SUMMARY COMPENSATION TABLE

                                             Annual Compensation            Long-Term  Compensation
                                                                         Awards                 Payouts
                                                                 Restricted  Securities
      Name and                                  Other Annual       Stock   Underlying      LTIP       All Other
Principal Positions      Year  Salary    Bonus  Compensation      Award(s)    Options     Payout     Compensation


Mark Honigsfeld (1)      1996   $62,500(2) -           -              -       233,000      -             -
Chairman of the Board,   1995    -         -           -              -         -          -             -
Chief Executive Officer  1994    -         -           -              -         -          -             -
and Secretary
Dong W. Lew (3)          1996   $87,500(4)$15,000 (5)  -              -       156,950      -             -
President and            1995   $70,980    -           -              -         -          -             -
Treasurer                1994   $70,980    -           -              -         -          -             -
-----------


(1) Mr. Honigsfeld was elected Chief Executive Officer of the Company and was entitled to compensation effective as of October 1, 1996.


(2) Represents accrued and unpaid salary relating to 1996 (based on a salary of $250,000 per annum) which is being converted into 12,500 Common Shares at the closing of the Offering. See "Management - Employment Agreements".


(3) Mr. Lew acted as the Company's Chief Executive Officer during 1994, 1995 and the period January 1, 1996 to September 30, 1996.

(4) Based upon a salary of $75,000 per annum from January 1, 1996 to September 30, 1996 and $125,000 per annum from October 1, 1996 to December 31, 1996.


(5) Represents an accrued and unpaid signing bonus (relating to the execution of Mr. Lew's employment agreement in October 1996) which is being converted into 3,000 Common Shares at the closing of the Offering. See "Management - Employment Agreements".


       Each non-employee director of the Company is entitled to receive a director's fee of $500 per meeting (other than telephonic meetings) and options to purchase 5,000 Common Shares of the Company each year, which options will be exercisable for a period of ten years from the date of grant, at an exercise price equal to the market price of the Company's Common Shares on the date of the grant. Additionally, each non-employee director will be reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors of the Company. The members of the Board of Directors intend to meet regularly, as needed.

       The following table sets forth certain information concerning individual grants of stock options during the fiscal year ended December 31, 1996:


                        OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 1996

                         Number of                       Percentage of Total
                         Common Shares Underlying        Options Granted To
Name                     Options Granted                Employees in Fiscal Year     Exercise Price    Expiration Date
----                     ---------------                ------------------------     --------------    ---------------

Mark Honigsfeld                233,000                            46.9%                 $.30            July 31, 2001
Dong W. Lew                    156,950                            31.6%                 $.30            July 31, 2001


       No options were exercised during the fiscal year ended December 31, 1996; however, in April 1997, Mr. Honigsfeld exercised his options for the purchase of 233,000 Common Shares.


Employment Agreements

       The Company is a party to Employment Agreements with Mark Honigsfeld and Dong W. Lew, each for a term of three years commencing as of October 1, 1996, subject to continuing, automatic one-year extensions, unless either the Company or the individual notifies the other, at least 90 days prior to any annual anniversary date, of its desire not to extend the term thereof. Each Employment Agreement provides for earlier termination as discussed below.

     Pursuant to their respective Employment Agreements, Mr. Honigsfeld serves as Chairman of the Board and Chief Executive Officer of the Company and Mr. Lew serves as President and Chief Operating Officer of the Company.


       The Employment Agreements provide for base annual compensation of $250,000 and $125,000 for Messrs. Honigsfeld and Lew, respectively. No amounts due Mr. Honigsfeld under his Employment Agreement have been paid to date. The Employment Agreement for Mr. Lew provides for a signing bonus in the amount of $15,000, none of which has been paid to date. Of the accrued and unpaid compensation payable to Mr. Honigsfeld, $100,000 is being converted into 20,000 Common Shares at the closing of the Offering. In addition, the $15,000 signing bonus payable to Mr. Lew is being converted into 3,000 Common Shares at the closing of the Offering.

       In addition to base compensation, each of Messrs. Honigsfeld and Lew is entitled to receive (i) an annual bonus amount equal to a percentage of base salary (ranging from 7 1/2% to 20%) based upon the Company achieving certain sales levels (ranging from $3,750,000 to $6,000,000 in the initial year, with $1,000,000 increased sales level thresholds per year if the bonus is earned in a particular year) and (ii) an annual bonus based on the Company's EBITANC (as defined below), if any. Such latter bonus for each ranges from 5% to 10% of EBITANC based on EBITANC thresholds ranging from $250,000 to $1,500,000. EBITANC is an amount equal to the Company's earnings before deducting the following: interest expense, taxes, and any one time nonrecurring charges resulting from divestitures, acquisitions, consolidations, restructurings and changes in accounting principles. The use of EBITANC, as opposed to earnings, has the effect of increasing the earnings base (by the amount of the excluded deductions) for the purpose of calculating the bonus.

       The Employment Agreements for Messrs. Honigsfeld and Lew also provide that each is entitled to receive, for each year thereof, options for the purchase of 5,000 Common Shares of the Company for each $100,000 of EBITANC. Such options would be exercisable for a five year period at an exercise price of no less than 110% of the market value of the Common Shares on the date of the grant. Messrs. Honigsfeld and Lew are also entitled to receive an expense allowance of up to $500 per month and an automobile allowance in the amount of $1,000 per month.


       Each Employment Agreement provides that, notwithstanding the rolling three year term thereof, it may be terminated prior to such expiration date under the following circumstances: (i) death; (ii) total disability (as provided for in the Employment Agreements); (iii) termination by the Company for "cause" (as defined in the Employment Agreements); (iv) termination by the Company at any time upon written notice to the employee; (v) termination by the employee upon 30 days written notice to the Company; (vi) termination by the employee at any time for "good reason" (as defined in the Employment Agreements); or (vii) termination by the Company at any time within 12 months after a "change in control" (as defined in the Employment Agreements). Additionally, Mr. Honigsfeld's Employment Agreement allows him to devote up to 10% of his working time to other endeavors which are not in competition with the Company.

       The Employment Agreements provide for compensation under certain circumstances upon termination of employment (in addition to accrued but unpaid compensation) as follows: (i) in the event of the employee's death, the employee's estate or spouse shall be entitled to receive an amount equal to the employee's monthly salary as of the date of death multiplied by the number of full years that he was an employee of the Company or a subsidiary or a predecessor in interest thereof; (ii) in the event of termination of an Employment Agreement due to disability, the employee shall be entitled to receive an amount equal to his monthly salary as of the date of termination of such Employment Agreement, multiplied by the number of full years that he was an employee of the Company or a subsidiary or a predecessor in interest thereof (but, in no event, would the disabled employee be entitled to an amount equal to less than six months of salary); and (iii) in the event of termination of employment by the Company following a "change of control" or for any reason other than death, disability or "cause", or in the event of termination of an Employment Agreement by the employee for "good reason", the employee shall be entitled to receive his full salary for the unexpired term of such agreement, without mitigation of damages based upon employment obtained elsewhere.

       The Employment Agreements provide for a restriction on the solicitation of customers of the Company for a period of two years following termination thereof, and a covenant not to compete with the Company for a period of six months following termination of employment for cause. See "Risk Factors - New Management Team; Dependence on Executive Management; Need to Retain Key Personnel".

       Effective January 6, 1997, the Company and Louis Libin entered into a three-year employment agreement, providing for Mr. Libin to serve as the Company's Chief Technology Officer on a non-full-time per diem basis until March 10, 1997, and on a full-time basis commencing on such date. Such employment agreement provides for a salary of $200,000, $225,000 and $250,000 per annum in the first, second and third years, respectively. Additionally, Mr. Libin's Employment Agreement allows him to devote up to one day a week to other endeavors which are not in competition with the Company. Other terms of Mr. Libin's employment agreement conform in structure to the material provisions of Messrs. Honigsfeld's and Lew's Employment Agreements such as bonuses, benefits, restrictive covenants and termination.

Stock Plans

  1996 Stock Option Plan


       The Company's 1996 Stock Option Plan (the "1996 Plan") provides for the grant of options intended to qualify as "incentive stock options" ("ISOs") under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options that are not intended to so qualify ("Nonstatutory Stock Options"). The total number of Common Shares reserved for issuance under the 1996 Plan is 2,000,000 (subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change) plus an indeterminate number of Common Shares issuable upon the exercise of "reload options".

       The 1996 Plan is presently administered by the Board of Directors of the Company, which selects the eligible persons to whom options shall be granted, determines the number of Common Shares subject to each option, the exercise price therefor and the periods during which options are exercisable, interprets the provisions of the 1996 Plan and, subject to certain limitations, may amend the 1996 Plan. Each option granted under the 1996 Plan is evidenced by a written agreement between the Company and the optionee.

       Options may be granted to all full-time employees (including officers) and directors of, and certain consultants and advisors to, the Company or any subsidiary of the Company.

       The exercise price for ISOs granted under the 1996 Plan may not be less than the fair market value of the Common Shares on the date the option is granted, except for ISOs granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the Common Shares on the date the option is granted. The exercise price for Nonstatutory Stock Options is determined by the Board of Directors. ISOs granted under the 1996 Plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of Nonstatutory Stock Options is determined by the Board of Directors. Options granted under the 1996 Plan are not transferable, except by will and the laws of descent and distribution. The total amount of ISOs that may be granted to any individual person in any calendar year is limited; however, there is no limit as to Nonstatutory Stock Options. The Company and the Underwriter have agreed that, for a period of one year after the date of this Prospectus, there shall not be outstanding more than 1,100,000 options and warrants (excluding the Bridge Warrants and Underwriter's Warrants).


       As of the date of this Offering, there are outstanding under the 1996 Plan (i) currently exercisable options held by Mr. Lew for the purchase of an aggregate of 156,950 Common Shares at an exercise price of $.30 per share; above); (ii) ten year options held by Messrs. Honigsfeld and Hefferon for the purchase of 100,000 and 5,000 Common Shares, respectively, at an exercise price of $3.00 per share, which vest in January 1998; (iii) ten year options held by Messrs. Libin and Rizzardi for the purchase of 50,000 and 5,000 Common Shares, respectively, at an exercise price of $3.00 per share, which vest in one-third increments in January 1998, 1999, and 2000; (iv) ten year options held by Dr. Lazarus for the purchase of 5,000 Common Shares at an exercise price of $3.00 per share, which vest in one-third increments in March 1998, 1999 and 2000; (v) various options granted to certain non-executive employees of the Company to purchase an aggregate of 124,250 Common Shares; and (vi) reload options, which apply to all the options granted under the 1996 Plan. Most grants were at exercise prices at least equal to the fair market value of the Company's Common Shares on the date of grant, as determined by the Board of Directors. Compensation expense has been reflected for certain options granted at exercise prices which were below the deemed fair value at date of grant.

       1997 Qualified Employee Stock Purchase Plan

       The Company's 1997 Qualified Employee Stock Purchase Plan (the "1997 Plan") provides for the grant of options intended to qualify as "employee stock options" under Sections 421,423 and 424 of the Code. A total of 250,000 Common Shares are reserved for issuance under the 1997 Plan (subject to adjustment in the event of a stock split, stock dividend or similar capital change).

       The 1997 Plan is presently administered by the Board of Directors of the Company. Any person who has been an employee of the Company for at least one year, who works at least 20 hours per week continuously, or full-time for at least five months in each calendar year, and who does not have more than 5% or more of the total combined voting power or value of all classes of capital stock of the Company, is eligible to participate in the 1997 Plan. The exercise price of the options shall be the lesser of 85% of the fair market value of the Common Shares at the time of the grant, or 85% of the fair market value of the Common Shares at the time the option is exercised. No employee can be granted options to buy more than 5,000 Common Shares, or a number of Common Shares valued in excess of $25,000, per year. As of the date of this Offering, no options have been granted under the 1997 Plan.


                       PRINCIPAL AND SELLING STOCKHOLDERS


       The following table sets forth certain information as of the date of this Prospectus with respect to the beneficial ownership of the outstanding Common Shares of the Company by (i) any holder of more than 5% of the outstanding Common Shares; (ii) the Company's directors; (iii) the directors and executive officers of the Company as a group; and (iv) the Selling Stockholders. The number of Common Shares under the column below entitled "Number of Common Shares Beneficially

Owned Before the Offering" includes, for the holders of the Bridge Warrants, the Common Shares underlying the Bridge Warrants (which become exercisable upon the consummation of the Offering).


                                                                                        Percentage of Class(1)
Name and Address         Number of Common                         Number of Common       ----------------------
of Beneficial Owner;     Shares Beneficially     Number  of     Shares Beneficially
Name of Selling          Owned Before the      Common Shares     Owned After the          Before       After
Stockholder              Offering                Offered            Offering             Offering     Offering(2)


Dong W. Lew(3)            869,650(4)(5)(6)           0            566,200(4)              58.3%       18.7%
Mark Honigsfeld(3)        656,800(7)            33,600            623,200                 49.9%       21.7%
About Face, Ltd. (8 )     103,075(4)(9)        103,075                  0                  7.9%          -
Robert H. Solomon(10)     100,275(4)(11)       100,275                  0                  7.7%          -
Robert LoRusso(12)        100,100(4)           100,100                  0                  7.8%          -
Harvey Bibicoff(13)        70,000(14)           70,000                  0                  5.2%          -
Apollo Equities(15)        56,000(14)           56,000                  0                  4.2%          -
James Favia                42,000(14            42,000                  0                  3.2%          -
Sydney Gluck               22,400(14)           22,400                  0                  1.7%          -
Steven Wallitt             16,800(14)           16,800                  0                  1.3%          -
John Eckhoff               14,000(14)           14,000                  0                   *            -
Kenneth Moschetto          14,000(14)           14,000                  0                   *            -
Lawrence Levine            11,200(14            11,200                  0                   *            -
Maretza Jimenez
  Campos                   11,200(14)           11,200                  0                   *            -
Lori Siegal                11,200(14)           11,200                  0                   *            -
Horizon Acquisitions        8,400(14)            8,400                  0                   *            -
Stuart Copperman            5,600(14)            5,600                  0                   *            -
Teddy Selinger              5,600(14)            5,600                  0                   *            -
John P. Hefferon            5,600(14)            5,600                  0                   *            -
Peter Guardino              2,800(14)            2,800                  0                   *            -
James Portnof               2,800(14)            2,800                  0                   *            -
Windsor L. P.               2,800(14)            2,800                  0                   *            -
Louis Libin (3)                 0                    0                  0                   -            -
William D. Rizzardi (3)         0                    0                  0                   -            -
Harold Lazarus (16)             0                    0                  0                   -            -
Directors and executive
  officers as a group
  (6 persons)              1,532,050(4)(5)(6)   39,200           1,189,40               100.0%         39.3%
                                     (7)(17)



*      Less than 1%.

(1) Does not give effect to the exercise of the Underwriter's Overallotment Option or the Underwriter's Warrants. See "Underwriting".


(2) Gives effect to the issuance and sale of 389,200 Common Shares issuable upon the exercise of the Bridge Warrants.

(3) The address for Messrs. Lew, Honigsfeld, Libin and Rizzardi is 77 Spruce Street, Cedarhurst, New York.

(4) The number of Shares reflected as being owned by Mr. Lew before the Offering includes all of the shares beneficially owned by Messrs. LoRusso and Solomon and About Face, Ltd., as such shares are subject to a limited irrevocable proxy which will expire upon consummation of this Offering. See "Certain Relationships and Related Transactions".

(5) Includes 156,950 shares issuable upon the exercise of options granted under the 1996 Plan and 3,000 shares issuable at the closing of the Offering pursuant to the conversion of accrued and unpaid compensation in the amount of $15,000. See "Management - Stock Plans" and "Management Employment Agreements".

(6) In October 1996, the Company made a $70,000 loan to Mr. Lew, the proceeds of which were utilized by him to participate in the Bridge Financing Transaction. In March 1997, Mr. Honigsfeld purchased from the Company the promissory note evidencing the loan. Mr. Lew has pledged 28,000 shares to secure the repayment of the loan to Mr. Honigsfeld. Mr. Lew retains voting rights to such shares unless and until there is a default under the terms of the loan. See "Certain Relationships and Related Transactions".

(7)  Represents (i) 33,600 shares issuable upon the exercise of Bridge Warrants,
     (ii) 563,200 shares held by the Mark Honigsfeld Living Trust dated March 27, 1996 (the "Honigsfeld Trust") whose sole beneficiary is Mr. Honigsfeld's wife and (iii) 60,000 shares issuable to the Honigsfeld Trust at the closing of the Offering pursuant to the conversion of indebtedness in the amount of $200,000, and accrued and unpaid compensation in the amount of $100,000, owed by the Company to Mr. Honigsfeld. Mr. Honigsfeld, the settlor and trustee of the Honigsfeld Trust, has the right to terminate the Honigsfeld Trust and receive the shares. See "Bridge Financing", "Management-Employment Agreements" and "Certain Relationships and Related Transactions".

(8) About Face, Ltd.'s address is 6539 Waggoner Drive, Dallas, Texas. About Face, Inc., a Texas corporation, is the general partner of About Face, Ltd., a Texas limited partnership. Murray Gross is the principal stockholder of About Face, Inc. Mr. Gross is also a limited partner of About Face, Ltd.

(9)  Includes 28,000 shares issuable upon the exercise of the Bridge Warrants.

(10) Mr. Solomon's address is 68 West Park Avenue, Long Beach, New York.

(11) Includes 25,200 shares issuable upon the exercise of the Bridge Warrants.

(12) Mr. LoRusso's address is 410 Jericho Turnpike, Jericho, New York.

(13) Mr. Bibicoff's address is 55 Maple Run Drive, Jericho, New York.

(14) Represents shares issuable upon the exercise of the Bridge Warrants.

(15) Apollo Equities' address is 30 Broad Street, New York, New York.

(16) The address for Dr. Lazarus is Management, 228 Weller, 134 Hofstra University, Hempstead, New York.

(17) Includes 5,600 shares issuable to Mr. Hefferon upon the exercise of the Bridge Warrants.

       The Company will not receive any of the proceeds from the resale of the Common Shares by the Selling Stockholders. The Common Shares held by the Selling Stockholders may be resold at any time following the date of this Prospectus, subject to an agreement between each of the Bridge Lenders and the Underwriter restricting the transfer of the Warrant Shares for a period of two years. The sale of such Common Shares or the potential of such sales at any time may have an adverse effect on the market prices of the Common Shares offered hereby. The Underwriter has agreed with the Company that it will not waive the transfer restrictions with respect to the Warrant Shares prior to the expiration date. See "Risk Factors - Shares Eligible For Future Sale May Adversely Affect the Market"and "Underwriting".


       The Common Shares offered may be sold from time to time directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer such Common Shares through underwriters, dealers, or agents. The distribution of Common Shares by the Selling Stockholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales of Common Shares. The Common Shares offered by the Selling Stockholders may be sold by one or more of the following methods, without limitation: (i) a block trade in which a broker or dealer so engaged will attempt to sell the Common Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (iii) ordinary brokerage transactions in which the broker solicits purchasers; and (iv) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. The Selling Stockholders and intermediaries through whom such Common Shares are sold may be deemed "underwriters" within the meaning of the Act with respect to the Common Shares offered, and any profits realized or commissions received may be deemed underwriting compensation.

       At the time a particular offer of Common Shares is made by or on behalf of a Selling Stockholder, to the extent required, a Prospectus Supplement will be distributed which will set forth the number of Common Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for

Common Shares purchased from the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


       Effective August 1996, the Company issued 330,200 Common Shares to the Honigsfeld Trust in consideration for $.30 per share or an aggregate price of $99,060. Upon Mr. Honigsfeld accepting the position as Chairman of the Board, he was issued a five year option for the purchase of up to 233,000 Common Shares of the Company pursuant to the 1996 Plan at an exercise price of $.30 per share. This option was exercised in full in April 1997 and the underlying Common Shares were issued to the Honigsfeld Trust. See "Management - Stock Plans".

       In September 1996, the Company entered into a certain consulting agreement with Alan Daniels and Geraldine Lum Daniels, the Company's founders and two of the Minority Stockholders (as defined below), providing for Alan Daniels and Geraldine Lum Daniels to assist the Company with technical and marketing issues until the Bridge Financing Transaction closed (which occurred in October 1996) in consideration for a one-time payment of $25,290 at such closing.

       In October 1996, the Company repurchased 65,000 Common Shares and canceled warrants for the purchase of 50,700 Common Shares (the "Repurchase Agreements") from 13 individuals (the "Minority Stockholders"), such repurchases occurring upon the consummation of the Bridge Financing Transaction. Pursuant to the Repurchase Agreements, the Minority Stockholders were paid $.30 per share and received new warrants exercisable for a five year period to purchase an aggregate of 31,200 Common Shares at an exercise price of $5.00 per share.

       In October 1996, the Company loaned $70,000 to Dong W. Lew, President and Chief Operating Officer of the Company, for purposes of his participation in the Bridge Financing Transaction. Such loan was evidenced by a promissory note (the "Lew Note"), providing for the payment of principal and interest at the rate of 8% per annum in 120 equal monthly installments, subject to acceleration on the closing date of this Offering. Payment of the Lew Note is secured by a pledge of 28,000 Common Shares of the Company. All voting rights to such shares remain with Mr. Lew except in the event of a default on the payment of the Lew Note. In March 1997, Mr. Honigsfeld purchased the Lew Note from the Company in consideration for the payment in cash of the outstanding principal amount of the Lew Note. Mr. Honigsfeld concurrently received an assignment of the Company's rights as pledgee of Mr. Lew's Common Shares. In May 1997, the Lew Note was amended to make it nonrecourse except to the pledged Common Shares and to conform the payment terms to those of the Bridge Notes. See "Bridge Financing".

       In January 1997, the Company entered into the secured Credit Agreement with Mr. Honigsfeld. Pursuant to the Credit Agreement, the Company borrowed $200,000, all of which is outstanding. The Company entered into the Credit Agreement because it required additional financing to fund the Company's working capital needs and no other sources of financing were available at that time. The Company and Mr. Honigsfeld have agreed that, at the closing of the Offering, the $200,000 indebtedness will be converted into 40,000 Common Shares. In April 1997, the Company and Mr. Honigsfeld amended the Credit Agreement to provide for an additional line of credit of $500,000. In May 1997, the Company borrowed an additional $100,000 under the Credit Agreement. The repayment of up to $200,000 under the Credit Agreement is secured by a first priority security interest in all the assets of the Company. The Company believes that the terms of the Credit Agreement are commercially reasonable and are at least as favorable to the Company as the Company could have obtained from an unrelated third party. The Credit Agreement was approved by, among others, all the disinterested directors of the Company.

       Reference  is  made  to  "Management  -  Employment   Agreements"  for  a
 discussion of certain conversions into Common Shares of accrued and unpaid compensation that are to occur at the closing of the Offering.

       To the extent that the Company may enter into any agreements with related parties in the future (of which none are presently contemplated), the Board of Directors of the Company has determined that the terms of such agreements must be commercially reasonable and no less favorable to the Company than the Company could obtain from unrelated third parties. Additionally, the Board of Directors of the Company has further determined that such agreements must be approved by a majority of disinterested directors. See "Risk Factors - Challenges to Growth; Unascertainable Risks Related to Possible Acquisitions".


                            DESCRIPTION OF SECURITIES

Common Shares


       The Company is authorized to issue up to 20,000,000 Common Shares, par value $.01 per share, of which 1,282,700 shares are issued and outstanding as of the date of this Prospectus (giving effect to the Debt Conversion and Accrued Compensation Conversion that will occur upon the closing of the Offering, as discussed under "Management - Employment Agreements"). The Common Shares are currently owned by five stockholders of record. All of the issued and outstanding Common Shares are validly issued, fully paid and non-assessable. An additional 866,600 Common Shares are reserved for issuance upon the exercise of outstanding options and warrants, including the Bridge Warrants.


       Holders of the Common Shares of the Company are entitled to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefor. There are presently no plans to pay dividends with respect to the Common Shares. See "Dividend Policy". Upon liquidation, dissolution or winding up of the Company, after payment of creditors and the holders of any senior securities of the Company, including Preferred Shares, if any, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Shares. The Common Shares are not subject to any liability for further assessments. There are no conversion or redemption privileges, nor any sinking fund provisions, with respect to the Common Shares, and the Common Shares are not subject to call. The holders of the Common Shares do not have any preemptive or other subscription rights.

     Holders of the Common Shares are entitled to cast one vote for each share held at all stockholders' meetings including the annual meeting for the election of directors. The Common Shares do not have cumulative voting rights.

Preferred Shares

       The Company's Certificate of Incorporation authorizes 1,000,000 "blank check" Preferred Shares, par value $.01 per share, whereby the Board of Directors of the Company shall have the authority, without further action by the holders of the outstanding Common Shares, to issue Preferred Shares from time to time in one or more series, to fix the number of shares constituting any series and the stated value thereof, if different from the par value, and to fix the terms of any such series, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such series. As of the date of this Prospectus, there are no Preferred Shares issued and outstanding, and the Company has no plans to issue any Preferred Shares.

Delaware Anti-Takeover Law; Staggered Board of Directors

       The Company is governed by the provisions of Section 203 of the General Corporation Law of Delaware, an anti-takeover law enacted in 1988. In general, the law prohibits a Delaware public corporation from engaging in a 'business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless it is approved in a prescribed manner.

       The Company's Certificate of Incorporation provides for staggered terms for the Board of Directors in three classes. The term of each class is three years (except that the initial term of office of the Class I directors will expire at the Company's annual meeting of stockholders in 1997 and the initial term of office of the Class II directors will expire at the Company's annual meeting of stockholders in 1998). Each director holds office until the next annual meeting of stockholders during the year in which the term of his class of directorship expires and until his successor is elected and qualified. The Company currently has five directors (two in Classes I and II and one in Class
III). Accordingly, based on the current size of the Board and the makeup of the classes of directors, the term of no more than two directors will expire in any given year.

       As a result of Section 203 of the General Corporation Law of Delaware and the Company's staggered Board of Directors, potential acquirors of the Company may be discouraged from attempting to effect acquisition transactions with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

Limitation on Liability of Directors; Indemnification

       Article X of the Company's Certificate of Incorporation eliminates the personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the Delaware General Corporation Law, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) arising under Section 174 of the Delaware General Corporation Law (with respect to unlawful dividend payments and unlawful stock purchases or redemptions); or (iv) for any transaction from which the director derived an improper personal benefit.

       Additionally, the Company has included in its Certificate of Incorporation and its by-laws provisions to indemnify its directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by Section 145 of the Delaware General Corporation Law. The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under the Company's by-laws, any agreement, vote of stockholders or otherwise.

       Furthermore, the Company has entered into an indemnification agreement to indemnify its directors and officers, under certain circumstances, to the extent provided in the Certificate of Incorporation and Bylaws of the Company, subject to Delaware General Corporation Law, against any claim or action against, or involving, any of them in their respective capacities as a director or an officer of the Company or its affiliates.

       The effect of the foregoing is to require the Company, to the extent permitted by law, to indemnify the officers, directors, employees and agents of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

       In connection with the Offering, the Underwriter has agreed to indemnify the Company, its directors, officers, and each person who controls the Company within the meaning of Section 15 of the Act with respect to any statement in or omission from the Registration Statement or the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company by the Underwriter specifically for or in connection with the preparation of the Registration Statement, the Prospectus, or any such amendment or supplement thereto.

       Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

       The Company intends to obtain directors and officers insurance in the approximate amount of $1,000,000.

Transfer Agent

       The transfer agent for the Company's Common Shares is American Stock Transfer Company.

                                  UNDERWRITING

General


       Subject to the terms and conditions of the Underwriting Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Underwriter has agreed to purchase the 1,200,000 Common Shares offered hereby from the Company on a "firm commitment" basis, if any are purchased. The Underwriter has advised the Company that it proposes to offer the Common Shares to the public at a price of $5.00 per Common Share, as set forth on the cover page of this Prospectus, and that it may allow to certain dealers who are NASD members concessions not to exceed $___ per Common Share, of which an amount not in excess of $___ per Common Share may be reallowed to other dealers who are members of the NASD. After the Offering, the public offering price, concession and reallowance may be changed by the Underwriter.

       The Company has granted an Overallotment Option to the Underwriter, exercisable during the 45 day period from the date of this Prospectus, to purchase up to a maximum of 180,000 additional Common Shares at the Offering price, less the underwriting discount, to cover overallotments, if any.


       The  Underwriting  Agreement  provides  for  reciprocal   indemnification
between the Company and the Underwriter against certain liabilities in connection with the Registration Statement, including liabilities arising under the Act. Insofar as indemnification for liabilities arising under the Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy and is therefore unenforceable.

       The Company has agreed to pay to the Underwriter a non-accountable expense allowance of 3% of the aggregate Offering price of the Common Shares offered hereby, including any Common Shares purchased pursuant to the Overallotment Option, $50,000 of which has already been paid.

       The Company has agreed to sell to the Underwriter, or its designees, warrants to purchase an aggregate of 10% of the Common Shares sold pursuant to this Offering, exclusive of the exercise of the Underwriter's Overallotment Option, for a purchase price of one mil ($.001) per warrant (the "Underwriter's Warrants"). The Underwriter's Warrants shall be exercisable during a four year period commencing one year from the closing date of this Offering. Any profits realized upon the sale of the Common Shares issuable upon exercise of the Underwriter's Warrants may be deemed to be additional underwriting compensation. The exercise price of the Common Shares issuable upon exercise of the Underwriter's Warrant shall be $8.25 per share (165% of the initial public offering price of the Common Shares). The exercise price of the Underwriter's Warrants and the number of Common Shares covered thereby are subject to adjustment in certain events to prevent dilution. For the life of the Underwriter's Warrants, the holders thereof are given, at a nominal cost, the opportunity to profit from a rise in the market price of the Company's Common Shares with a resulting dilution in the interest of other stockholders. The Company may find it more difficult to raise capital for its business if the need should arise while the Underwriter's Warrants are outstanding. At any time when the holders of the Underwriter's Warrants might be expected to exercise them, the Company would probably be able to obtain additional capital on more favorable terms. The Company has granted the Underwriter certain "demand" and "piggyback" registration rights with respect to the Underwriter's Warrants and the underlying Common Shares.

       At the closing of the sale of the Common Shares offered hereby, the Company will enter into a three year financial advisory and investment banking agreement with the Underwriter, pursuant to which the Company will be obligated to pay the Underwriter $108,000 in advance for financial and investment advisory services to the Company.

       At the closing of this Offering, the Company and the Underwriter will enter into a non-exclusive merger and acquisition agreement pursuant to which the Underwriter would be compensated at the rate of between 2% - 5% of the value of any consummated transaction with respect to which the Company was introduced to the other party by the Underwriter.

       Additionally, for a period of three years following the date of this Prospectus, the Underwriter has been granted the right to sell, for the account of any officer, director or holder of 5% or more of the Company's Common Shares (collectively, the "Insiders"), any of the Company's securities which the Insiders propose to sell pursuant to Rule 144 promulgated under the Act, on terms at least as favorable as the Insiders can secure elsewhere.

       The Company has also agreed to have a designee of the Underwriter serve as a director of the Company, or as an observer of the Board of Directors, for a period of three years following the date of this Prospectus.


       The Company's current stockholders have agreed that, except with respect to the Common Shares underlying the Bridge Warrants owned by them, they will not transfer any of their Common Shares publicly for a period of one year following the date of this Prospectus without the prior consent of the Underwriter. Notwithstanding the foregoing, Robert LoRusso, About Face, Ltd., and Robert H. Solomon, principal stockholders of the Company, are exempt from such consent requirement with respect to the 100,100 75,075 and 75,075 Common Shares, respectively owned by them. The Underwriter has advised the Company that it has no current plans, proposals, arrangements or understandings with, and it knows of no plans, proposals, arrangements or understandings with respect to, or related to, the offering of such 250,250 Common Shares by Messrs. LoRusso and Solomon and About Face, Ltd. The holders of the Bridge Warrants have agreed with the Underwriter that they will not transfer any of the Warrant Shares for a period of two years following the date of this Prospectus. The Underwriter has agreed with the Company that it will not waive the transfer restriction with respect to the Warrant Shares prior to the expiration of the lock-up period. In the event the Underwriter enters into transactions with any of the Selling Stockholders involving (i) from 5% up to 10% of the Selling Stockholders' Common Shares, the Company will file a "sticker" supplement to the Prospectus and (ii) over 10% of the Selling Stockholders' Common Shares, the Company will file a post-effective amendment to the Registration Statement of which this Prospectus is a part. See "Principal and Selling Stockholders".


       The Company has agreed not to issue any equity securities, or securities convertible into, or exchangeable or exercisable for, equity securities, for a period of twelve months from the date of this Prospectus, except that the Company may issue (i) Common Shares upon the exercise of the Bridge Warrants and the Underwriter's Warrants; (ii) Common Shares upon the exercise of the Other Derivative Securities that are currently outstanding, as well as upon the exercise of options hereafter granted, of up to 867,000 Common Shares in the aggregate; and (iii) Common Shares and Preferred Shares in connection with a merger or acquisition transaction.


       The foregoing is a summary of certain provisions of the Underwriting Agreement and Underwriter's Warrants which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

       The Underwriter, a registered broker-dealer, purchases and sells securities on behalf of its customers. The Underwriter also engages in investment banking activities and provides companies with financial advisory services. The Underwriter has been in business for approximately two years. This is the first offering underwritten by the Underwriter. There is no affiliation or material relationship between any promoter of the Company and the Underwriter. See "Risk Factors Inexperience of Underwriter".

Determination of Public Offering Price

       Prior to this Offering, there has been no public market for the Common Shares. The initial public offering price for the Common Shares has been determined by negotiations between the Company and the Underwriter. Among the factors considered in the negotiations were an analysis of the areas of activity in which the Company is engaged, the present state of the Company's business, the Company's financial condition, the Company's prospects, an assessment of management, the general condition of the securities market at the time of this Offering and the demand for similar securities of comparable companies. The public offering price of the Common Shares does not necessarily bear any relationship to assets, earnings, book value or other criteria of value applicable to the Company.

       The Company anticipates that the Common Shares will be listed for quotation on The Nasdaq SmallCap Market under the symbol "CODI", but there can be no assurance that an active trading market will develop, even if the securities are accepted for quotation. The Underwriter intends to make a market in the Common Shares of the Company.

                                  LEGAL MATTERS


       The validity of the securities being offered hereby will be passed upon for the Company by Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554. Certain legal matters will be passed upon for the Underwriter by Caro & Graifman, P.C., 60 East 42nd Street, New York, New York 10165.


                                     EXPERTS


       The financial statements of the Company as of December 31, 1996 and for the years ended December 31, 1996 and 1995 included in this Prospectus have been audited by Lazar, Levine & Company LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

       The Company has filed a Registration Statement on Form SB-2 under the Act with the Commission in Washington, D.C. with respect to the Common Shares offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Shares offered hereby, reference is hereby made to the Registration Statement and such exhibits, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at the following addresses: New York Regional Office, Seven World Trade Center, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Furthermore, the Commission maintains a Web site that will contain reports, proxy and information statements and other information regarding the Company. The address of such Web site is http://www.sec.gov.

                        - INDEX TO FINANCIAL STATEMENTS -



                                                                                         Page(s)

Independent Auditors' Report                                                              F  - 2

Financial Statements:


     Balance Sheets as of March 31, 1997  (unaudited)  and December 31, 1996 and          F - 3
     1995

     Statements of  Operations  for the Three Month Periods Ended March 31, 1997          F - 4
     and 1996 (unaudited) and for the Years Ended December 31, 1996 and 1995

     Statement  of  Shareholders'  Equity for the Two Years in the Period  Ended          F - 5
     December  31,  1996 and for the Three  Month  Period  Ended  March 31, 1997
     (unaudited)

     Statements  of Cash Flows for the Three Month  Periods Ended March 31, 1997          F - 6
     and 1996 (unaudited) and for the Years Ended December 31, 1996 and 1995


Notes to Financial Statements                                                             F - 8


                          INDEPENDENT AUDITORS' REPORT




To the Shareholders
Compu-DAWN, Inc.
Cedarhurst, New York



We have audited the accompanying balance sheets of Compu-DAWN, Inc. as of December 31, 1996 and 1995 and the statements of operations, shareholders' equity and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Compu-DAWN, Inc. as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.





                                                   LAZAR, LEVINE & COMPANY LLP




New York, New York
February 13, 1997

                                Compu-DAWN, Inc.
                                 BALANCE SHEETS

                               - ASSETS (Note 8) -
                                                                                                 March 31,        December 31,
                                                                                                  1997                1996
                                                                                               (Unaudited)
CURRENT ASSETS:

   Cash (Note 2b)                                                                             $    30,016          $   286,497
   Accounts receivable, net of allowances for doubtful accounts of $35,000 and
      $30,000 for 1997 and 1996, respectively (Note 2b)                                           197,011              100,010
   Prepaid expenses                                                                                22,281               19,281
   Loan receivable from officer  (Note 3)                                                            -                  69,247
   Income tax refund receivable (Notes 2f and 11)                                                  36,004               36,004
                                                                                              -----------          -----------
TOTAL CURRENT ASSETS                                                                              285,312              511,039
                                                                                              -----------          -----------

FIXED ASSETS (Notes 2c, 4 and 6)                                                                  182,597              138,814
                                                                                              -----------          -----------


OTHER ASSETS:
   Deferred offering costs (Note 13)                                                              212,368              139,326
   Deferred compensation                                                                          339,960               34,056
   Financing costs (Note 7)                                                                     1,557,050            1,588,400
   Security deposits                                                                               21,525               21,525
                                                                                              -----------          -----------
                                                                                                2,130,903            1,783,307
                                                                                              -----------          -----------

                                                                                               $2,598,812           $2,433,160
                                                                                               ==========           ==========


     - LIABILITIES  AND  SHAREHOLDERS'  EQUITY - CURRENT  LIABILITIES:  Accounts
payable $ 92,037 $ 123,473 Accrued expenses and other current  liabilities (Note
5)  300,759  136,661  Deferred  revenue  (Note 2d)  32,282  28,100 Due to former shareholders  (Note 9) - 34,710  Capitalized  lease  payable - current  (Note 6)
8,298 7,859 ------------  ----------- TOTAL CURRENT  LIABILITIES 433,376 330,803
------------ -----------


NON-CURRENT LIABILITIES:
   Note payable - officer (Note 8)                                                                200,000                 -
   Capitalized lease payable (Note 6)                                                              27,654               29,541
   Deferred rent liability (Note 12a)                                                              26,637               23,115
   Promissory notes payable  (Note 7)                                                             770,000              770,000
                                                                                             ------------         ------------
                                                                                                1,024,291              822,656
                                                                                             ------------         ------------

COMMITMENTS AND CONTINGENCIES (Notes 10, 12, 13 and 14)

SHAREHOLDERS' EQUITY (Note 9):
   Preferred stock, $.01 par value; 1,000,000 shares authorized,
      none issued or outstanding                                                                     -                    -
   Common stock, $.01 par value, 20,000,000 shares authorized, 986,700
      shares issued for 1997 and 1996, respectively                                                 9,867                9,867
   Additional paid-in capital                                                                   2,044,758            1,670,258
   Retained earnings (deficit)                                                                   (913,480)            (400,424)
                                                                                             ------------         ------------
                                                                                                1,141,145           1,279, 701
                                                                                             ------------          -----------


                                                                                               $2,598,812           $2,433,160
                                                                                               ==========           ==========


   The accompanying notes are an integral part of these financial statements.

                                Compu-DAWN, Inc.
                            STATEMENTS OF OPERATIONS




                                                                   For the Three Months Ended        For the Year Ended
                                                                             March 31,                   December 31,
                                                               ------------------------------     -------------------------
                                                                  1997             1996              1996             1995
                                                               --------------    -----------      ------------    ---------
                                                                (Unaudited)      (Unaudited)

REVENUES (Notes 2d and 10):

   Software sales                                               $   98,484         $ 18,925       $   202,511      $   817,271
   Maintenance income                                               87,317           72,594           275,016          222,910
                                                               -----------        ---------       -----------      -----------
                                                                   185,801           91,519           477,527        1,040,181
                                                               -----------        ---------       -----------      -----------

COSTS AND EXPENSES:
   Programming costs and expenses                                   76,837           51,902           268,915          404,165
   General and administrative expenses                             514,948           84,568           660,006          365,760
   Research and development (Note 2e)                               47,913           30,914           158,099          140,275
                                                               -----------        ---------       -----------      -----------
                                                                   639,698          167,384         1,087,020          910,200
                                                               -----------        ---------       -----------      -----------

INCOME (LOSS)  FROM  OPERATIONS                                   (453,897)         (75,865)         (609,493)         129,981
                                                               -----------        ---------       ------------     -----------

OTHER INCOME (EXPENSES):
   Interest and other income                                         1,342              780             4,845            1,367
   Interest expense and financing costs (Note 7)                   (60,501)            (176)          (36,274)            (993)
   Loss on abandonment of leasehold improvements
       (Note 12a)                                                  -                 -                 (5,378)            -
                                                               ------------       ---------       -----------      -----------
                                                                   (59,159)             604           (38,807)             374
                                                               -----------        ---------       -----------      -----------

INCOME (LOSS) BEFORE PROVISION (CREDIT)
   FOR INCOME TAXES                                               (513,056)         (75,261)         (646,300)         130,355

   Provision (credit) for income taxes (Notes 2f and 11)            -               (18,000)          (75,531)          51,695
                                                               -----------        ---------       -----------      -----------


NET INCOME (LOSS)                                                $(513,056)       $ (57,261)      $  (570,769)    $     78,660
                                                                 =========        =========       ===========      ===========

EARNINGS (LOSS) PER COMMON SHARE
   (Note 2g)                                                         $(.31)           $(.03)            $(.34)            $.05
                                                                     =====            =====             ======            ====

WEIGHTED AVERAGE NUMBER OF COMMON
   AND COMMON EQUIVALENT SHARES
   OUTSTANDING (Note 2g)                                         1,678,913        1,678,913         1,678,913        1,678,913
                                                                 =========        =========         =========        =========









   The accompanying notes are an integral part of these financial statements.

                                Compu-DAWN, Inc.
                        STATEMENT OF SHAREHOLDERS' EQUITY

                                                                               Additional   Retained                Total
                                               Preferred        Common Stock    Paid-in     Earnings   Treasury  Shareholders'
                                                Stock       Shares    Amount    Capital     (Deficit)     Stock  Equity (Deficit)
                                               ---------  ---------  -------   ----------   --------   --------- ----------------


Balance at January 1, 1995 (Note 9)                -      1,157,000  $11,570   $   54,430   $  91,685  $(38,500)    $  119,185
   Purchases of treasury stock, 107,250
       shares at cost (Note 9)                     -           -        -            -           -      (33,000)       (33,000)


   Net income                                      -           -        -            -         78,660      -            78,660
                                                ------    ---------   ------    ---------      ------    ------         ------


Balance at December 31, 1995                       -      1,157,000   11,570       54,430     170,345   (71,500)       164,845


   Cancellation of shares held in treasury
      (Note 9)                                     -       (685,750)  (6,858)     (64,642)       -       71,500           -

   Issuances of common stock (Note 9)              -        580,450    5,805      168,330        -         -           174,135

   Warrants issued pursuant to debt offering
      (Note 7)                                     -           -        -       1,509,200        -         -         1,509,200



   Options issued below fair value (Note 9)        -           -        -          37,000        -         -            37,000

   Purchase of outstanding options (Note 9)        -           -        -         (15,210)       -         -           (15,210)

   Purchases and cancellation of outstanding
      shares (Note 9)                              -        (65,000)    (650)     (18,850)       -         -            (19,500)

   Net loss                                        -            -       -            -       (570,769)     -           (570,769 )
                                                ------    ---------   ------    ---------     --------   -----         --------


BALANCE AT DECEMBER 31, 1996                       -        986,700    9,867    1,670,258    (400,424)    -          1,279,701

   Options issued below fair value (Note 9)        -           -        -         374,500        -        -            374,500

   Net loss (unaudited)                            -           -        -            -       (513,056)    -           (513,056)
                                                -----     ---------   ------    ---------     -------    -----       ---------

BALANCE AT MARCH 31, 1997 (Unaudited)              -        986,700  $ 9,867   $2,044,758   $(913,480)  $  -        $1,141,145
                                                =====     =========   ======    =========     =======    =====       =========



   The accompanying notes are an integral part of these financial statements.


                                                      Compu-DAWN, Inc.
                                                  STATEMENTS OF CASH FLOWS                                        Page 1 of 2
                                                  ------------------------



                                                               For the Three Months Ended              For the Year Ended
                                                                        March 31,                         December 31,
                                                                  1997             1996               1996            1995
                                                             -------------   ---------------      -----------    -----------
                                                                (Unaudited)       (Unaudited)
INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS



CASH FLOWS FROM OPERATING ACTIVITIES:
   Cash received from customers                                $    87,982       $   192,154        $ 582,053     $1,027,473
   Cash paid to suppliers and employees                           (447,827)         (164,254)        (825,948)      (977,193)
   Interest paid                                                    (1,395)             (176)          (1,995)          (993)
   Interest and other income received                                1,342               780            3,791          1,367
   Income taxes paid                                                  -                 (506)         (47,284)          -
                                                               -----------        ----------         --------       --------
   Net cash provided (utilized) by operating activities           (359,898)           27,998         (289,383)        50,654
                                                               -----------        ----------         --------       --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Loans made to officer                                              -                 -             (70,000)          -
   Principal repayments of officer's loan                           69,247              -                 753           -
   Purchase of fixed assets                                        (56,630)             -             (95,117)       (29,232)
   Proceeds from sale of fixed assets                                 -                 -               2,500           -
   Payment of security deposits                                       -                 -             (14,745)        (3,480)
                                                               -----------         ---------         ---------       --------
   Net cash provided (utilized) by investing activities             12,617              -            (176,609)       (32,712)
                                                               -----------         ---------         ---------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Loan received from officer                                      200,000              -                -              -
   Proceeds from debt offering                                        -                 -             770,000           -
   Expenses associated with debt offering                             -                 -            (100,100)          -
   Payments for common stock and options acquired                  (34,710)          (10,164)         (21,583)       (29,167)
   Principal payments of other long-term debt                         -                 -              (3,726)       (67,235)
   Payments of capital lease obligations                            (1,448)             (610)          (2,828)        (1,661)
   Expenses associated with initial public offering                (73,042)             -            (139,326)          -
   Proceeds from sale of shares                                       -                 -             144,090           -
                                                               -----------         ---------         --------        -------
   Net cash provided (utilized) by financing activities             90,800           (10,774)         646,527        (98,063)
                                                               -----------         ---------         --------        -------

NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                               (256,481)           17,224          180,535        (80,121)

   Cash and cash equivalents, at beginning of year                 286,497           105,962          105,962        186,083
                                                                ----------         ---------         --------        -------

CASH AND CASH EQUIVALENTS, END OF YEAR                         $    30,016       $   123,186      $   286,497       $105,962
                                                                ==========         =========        =========        =======





    The accompanying notes are an integral part of these financial statements

                                Compu-DAWN, Inc.
                      STATEMENTS OF CASH FLOWS Page 2 of 2
                            ------------------------



                                                                 For the Three Months Ended           For the Year Ended
                                                                          March 31,                       December 31,
                                                                    1997                1996           1996           1995
                                                              --------------        ----------     ------------   ----------
                                                                  (Unaudited)       (Unaudited)

RECONCILIATION OF NET INCOME (LOSS) TO
    NET CASH (UTILIZED) PROVIDED BY
    OPERATING ACTIVITIES:
      Net income (loss)                                            $(513,056)        $(57,261)       $(570,769)    $  78,660
      Adjustments to reconcile net income (loss) to net cash
         (utilized) provided by operating activities:
          Allowance for doubtful accounts                              5,000             -              12,000        13,000
          Depreciation and amortization                               44,196            9,565           45,947        12,370
          Deferred tax expense (benefit)                                -                -               6,200        (4,450)
          Deferred rent liability                                      3,522           (3,558)          (3,315)       26,430
          Compensatory stock                                          68,596             -              32,988          -
          Loss on disposal of fixed assets                              -                -               7,617          -
      Changes in assets and liabilities:
        Decrease (increase) in accounts receivable                  (102,000)         126,635          106,456       (28,139)
        (Increase) decrease in prepaid expenses                       (3,000)             468          (16,714)          501
        (Increase) in tax refund receivable                             -                -             (36,004)         -
        Increase (decrease) in accounts payable and
          accrued expenses                                           132,662           (3,347)         221,692      (119,715)
        (Increase) decrease in deferred revenue                        4,182          (26,000)          (1,930)       15,430
        (Decrease) increase in income taxes payable                     -             (18,504)         (93,551)       56,567
                                                            ----------------   ---------------      -----------    ---------

NET CASH (UTILIZED) PROVIDED BY
    OPERATING ACTIVITIES                                           $(359,898)       $  27,998        $(289,383)    $  50,654
                                                                   =========        ==========        =========     ========



SUPPLEMENTAL SCHEDULE OF NON-CASH
    INVESTING AND FINANCING ACTIVITIES:
    (a) During 1996 and 1995, the Company incurred capital lease obligations of $33,595 and $7,271, respectively in connection with the purchase of office equipment.













   The accompanying notes are an integral part of these financial statements.

                                Compu-DAWN, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995
                  (Information as of and for the Periods Ended
                      March 31, 1997 and 1996 is unaudited)



NOTE 1 - DESCRIPTION OF COMPANY:

     Compu-DAWN, Inc., the Company, was incorporated under the name of Coastal Computer Systems, Inc., in New York on March 31, 1983, and was reincorporated in Delaware under its present name on October 18, 1996. The Company is engaged in the business of designing, developing, licensing, installing and servicing computer software products and systems predominantly for public safety and law enforcement agencies. The Company's customers, to date, are primarily located in New York State.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The Company's accounting policies are in accordance with generally accepted
     accounting  principles.   Outlined  below  are  those  policies  which  are
     considered particularly significant.

     (a)  Use of Estimates:

          In preparing financial statements in accordance with generally accepted accounting principles, management makes certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

     (b)  Concentration of Credit Risk /Fair Value:

          Financial   instruments  that  potentially   subject  the  Company  to
          concentration of credit risk consist principally of cash investments and accounts receivable.

          The  Company  maintains,  at  times,  deposits  in  federally  insured financial institutions in excess of federally insured limits. Management monitors the soundness of these financial institutions and feels the Company's risk is negligible.

          Management believes that concentrations of credit risk with respect to accounts receivable are limited due to the Company's methods of progress billings and collections.


          As of March 31, 1997 and December 31, 1996, the fair value of cash and cash equivalents, receivables, obligations under accounts payable and debt instruments approximate the carrying value.


     (c)  Fixed Assets:

          Fixed assets are recorded at cost. Depreciation of fixed assets is provided on a straight-line basis as follows:

             Computer equipment                      3 years
             Furniture and fixtures                  5 years
             Motor vehicles                          5 years

                                Compu-DAWN, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995
                  (Information as of and for the Periods Ended
                      March 31, 1997 and 1996 is unaudited)



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

     (c)  Fixed Assets:

          Maintenance   and  repairs  are   expensed  as   incurred.   Leasehold
          improvements are amortized over the useful life of the asset or the lease, whichever is shorter. Capital leases are amortized over the term of the respective leases or the useful lives of the related assets, whichever is shorter.


          Depreciation and amortization expense for the years ended December 31, 1996 and 1995 aggregated $25,046 and $12,370, respectively. Depreciation and amortization expense for the three month periods ended March 31, 1997 and 1996 aggregated $12,847 and $9,565, respectively.


     (d)  Revenue Recognition:

          The Company generates revenues from the granting of nonexclusive, non-transferable and non-assignable licenses to use software it has developed, through fixed price contracts. Revenues from such fixed price contracts are recognized using the percentage of completion method of accounting. The Company retains title to the software and warranties that it will provide technical support and repair any defects in the software at no charge. The warranty period for each contract is negotiated individually, for periods ranging from 90 days to three years. To date, repair costs have been minimal and therefore the Company has not established a reserve for such warranty costs.

          In addition, the Company provides post-contract customer support to licensees of its software. Revenues from such services are recognized ratably over the period of performance. Fees billed and/or received prior to performance of services are reflected as deferred revenue.

     (e)  Software Development Costs:


          The Company reflects costs incurred in establishing the technological feasibility of a computer software product to be leased or sold, as research and development costs, and expenses such costs in the period incurred. Research and development costs for the years ended December 31, 1996 and 1995 aggregated $158,099 and $140,275, respectively.
          Research and development costs for the three month periods ended March 31, 1997 and 1996 aggregated $47,913 and $30,914, respectively.


          After technological feasibility has been established, all costs incurred on the software product are to be capitalized and amortized on a product by product basis. Capitalization of computer software costs is discontinued when the product is available to be sold or leased.

          To date, the Company has only sold or leased software which has been developed for specific customers. As such, all costs incurred have been expensed as research and development costs.

          Costs associated with post-contract customer support (maintenance) are charged to expense when related revenue is recognized or when those costs are incurred, whichever occurs first.

                                Compu-DAWN, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995
                  (Information as of and for the Periods Ended
                      March 31, 1997 and 1996 is unaudited)



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

     (f)  Income Taxes:

          The Company has adopted Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse.

     (g)  Earnings Per Share:

          Earnings per share has been computed on the basis of the weighted average number of common shares and common equivalent shares outstanding during each period presented. In accordance with the rules of the Securities and Exchange Commission, all shares issued and "cheap" options and warrants are being treated as outstanding for all periods presented.

     (h)  Statements of Cash Flows:

          For purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.


NOTE 3 - LOAN RECEIVABLE - OFFICER:

     In October 1996, the Company made a loan of $70,000 to an officer for the purpose of such officer's participation in a debt offering (see Note 7). Such loan is evidenced by a promissory note requiring 120 equal monthly payments, at an annual interest rate of 8% and is secured by shares of common stock owned by the individual with a value equal to 120% of the outstanding balance. This note which may be prepaid at any time is also due and payable upon the closing of a public offering of the Company's common stock should such occur within three years of the date of the note and yield gross proceeds of at least $4,500,000.


     In March 1997, the Chairman of the Board of the Company purchased this note from the Company in consideration for the payment in cash of the then outstanding amount. The Chairman of the Board concurrently received an assignment of the Company's collateral for this note.



NOTE 4 - FIXED ASSETS:

     Fixed assets consist of the following:


                                                        March 31,   December 31,
                                                         1997          1996

     Computer equipment                                 $183,948       $139,916
     Furniture and fixtures                               16,877         16,499
     Motor vehicles                                       12,597         12,597
     Leasehold improvements                               57,565         45,345
     Assets under capitalized leases                      41,484         41,484
                                                         -------        -------
                                                         312,471        255,841
     Less:  accumulated depreciation and amortization    129,874        117,027
                                                         -------        -------
                                                        $182,597       $138,814
                                                         =======        =======

                                Compu-DAWN, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995
                  (Information as of and for the Periods Ended
                      March 31, 1997 and 1996 is unaudited)


NOTE 5 - ACCRUED EXPENSES:

     Accrued expenses is comprised of the following:


                                               March 31,        December 31,
                                                1997                1996


     Payroll and payroll taxes                  $258,132          $121,037
     Interest                                     42,627            15,624
                                                --------          --------
                                                $300,759          $136,661
                                                ========          ========


NOTE 6 - CAPITALIZED LEASE OBLIGATIONS:


     The Company has entered into various capital leases for furniture, fixtures and equipment which expire in years through 2001. The assets and liability under these capital leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the assets. The assets are depreciated over their estimated useful lives. Depreciation of assets under capital leases for the years ended December 31, 1996 and 1995 aggregated $5,989 and $1,315, respectively.

     Minimum future lease payments under capital leases as of December 31, 1996 are as follows:

                   1997                                         $11,711
                   1998                                          10,049
                   1999                                           8,388
                   2000                                           8,388
                   2001                                           7,689
                                                                -------
          Total minimum lease payments                           46,225
          Less: amount representing interest                      8,825
                                                                -------
                                                                $37,400
                                                                =======


     Depreciation of assets under capital leases for the three month periods ended March 31, 1997 and 1996 aggregated $2,337 and $658, respectively.


NOTE 7 - DEBT OFFERING:


     In October 1996, the Company successfully completed the sale of 77 units in a private offering, each unit consisting of a $10,000 principal amount 12% promissory note ("bridge note") and a redeemable stock purchase warrant to acquire 5,600 shares of the Company's common stock for aggregate gross proceeds of $770,000. The warrants are exercisable at a price of $.50 per share only upon the successful completion of an Initial Public Offering ("IPO"), see Note 13, of the Company's common stock. See Note 14(b) re:
     Subsequent Events.


     Each of the bridge notes is due and payable upon the closing of the IPO. In the event such closing occurs on or before September 15, 1997, no interest will be payable on these notes. In the event that the Company closes an IPO after September 15, 1997 but before September 15, 1999, the notes shall bear interest at a rate of 8% per annum and be payable upon the closing of the IPO. In the event the Company does not close an IPO by September 15, 1999, interest shall accrue at a rate of 12% per annum through such date and the notes shall be payable in 120 equal monthly installments with interest at a rate of 8% per annum beginning September 16, 1999.

                                Compu-DAWN, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995
                  (Information as of and for the Periods Ended
                      March 31, 1997 and 1996 is unaudited)



NOTE 7 - DEBT OFFERING (Continued):


     In accordance with APB No. 14, the proceeds of debt issued with stock purchase warrants should be allocated based on the fair values of the debt without the warrants and of the warrants themselves when issued.
     Accordingly, the Company has reflected deferred financing costs and additional paid-in capital based upon the difference between the deemed fair value of the warrants ($4.00) and the warrant exercise price.


     Financing costs, which represent costs incurred in connection with this private offering, are being charged to operations as additional interest expense over the term of the bridge notes.

     In September 1996, prior to the closing of this private offering, the Company entered into a consulting agreement with one of its founding shareholders which provided for a one-time payment at closing of $25,290.


NOTE 8 - NOTE PAYABLE - OFFICER:


     In January 1997, the Company entered into a secured credit agreement with its Chairman of the Board which provides for up to $200,000 of borrowings. These borrowings are secured by all the assets of the Company, bear interest at a rate of 10% per annum and mature upon the closing of an IPO (see Note 13).


     See Note 14(c) re: Subsequent Events.

NOTE 9 - CAPITAL STOCK AND EQUIVALENTS:


     In October 1996, simultaneously with its reincorporation in the State of Delaware, (see Note 1) the Company increased its authorized capital to 20,000,000 shares of common stock, $.01 par value, and 1,000,000 shares of preferred stock, $.01 par value. The Company also effected a stock split of its issued and outstanding common stock on a 325 for 1 basis, resulting in 1,157,000 shares. This stock split has been reflected retroactively in the accompanying financial statements and accordingly, all references to the number of common shares issued and outstanding have been restated. No preferred shares are issued and outstanding.

     During 1994 the Company repurchased 578,500 shares of its common stock from certain shareholders at an aggregate cost of $38,500. These shares are reflected as shares held in treasury for 1995 and as being cancelled in 1996.

     During 1995 the Company repurchased an additional 107,250 shares of its common stock from certain shareholders at an aggregate cost of $33,000. These shares are also reflected as treasury stock for 1995 and as being cancelled in 1996.

     In August 1996, the Company sold 480,300 shares of its common stock at a price of $.30 per share, for cash proceeds of $144,090 and issued 100,150 shares of its common stock in lieu of payment of legal and consulting fees of $30,045, for an aggregate amount of $174,135.

                                Compu-DAWN, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995
                  (Information as of and for the Periods Ended
                      March 31, 1997 and 1996 is unaudited)


NOTE 9 - CAPITAL STOCK AND EQUIVALENTS (Continued):


     The Company had also granted, to certain former shareholders, options to purchase an aggregate of 50,700 shares of common stock (post-split) at an aggregate exercise price of $156. In October 1996, following the successful completion of a debt offering (see Note 7), the Company entered into agreements with the former shareholders, canceling these unexercised options in consideration of payment of $.30 for each underlying share and the issuance of warrants to purchase an aggregate of 31,200 shares of stock at an exercise price of $5.00 per share. The payment for these options aggregating $15,210 has been charged against additional paid-in capital.

     The Company also purchased, in October 1996, 65,000 shares held by these former shareholders at a per share price of $.30. These shares were cancelled upon the repurchase, and accordingly, common stock and additional paid-in capital have been reduced by $650 and $18,850, respectively.


     In addition, in October 1996, the Company established a Stock Option Plan under which options (including non-statutory options) to purchase up to 2,000,000 shares may be granted to eligible persons. As of December 31, 1996, the Company had granted options to purchase an aggregate of 491,950 shares of common stock at prices ranging from $.30 to $4.00, aggregating $221,485. In connection therewith the Company recorded deferred compensation (measured as the excess of the fair value of the underlying stock over the exercise price of the option at date of grant) of $37,000. As of March 31, 1997, the Company granted additional options to purchase an aggregate of 187,250 shares of common stock at an exercise price of $3.00 aggregating $561,750. Accordingly, the Company recorded additional deferred compensation costs of $374,500. Deferred compensation costs are being amortized over the vesting period of the related options. Amortization of such costs for the year ended December 31, 1996 and the three-month period ended March 31, 1997, aggregated $2,943 and $68,597, respectively.

     In April 1997, subsequent to the balance sheet date, options were exercised to purchase 233,000 shares of common stock for which the Company received $69,900 in gross proceeds. (See also Note 2g regarding earnings per share).

     In 1997, the Company established the 1997 Qualified Employee Stock Purchase Plan which provides for the grant of up to a total of 250,000 options intended to qualify as employee stock options. The exercise price of options granted under this plan shall be the lesser of 85% of fair market value of the Company's common shares at date of grant or 85% of the fair market value on the exercise date. To date, no options have been granted under the 1997 plan.

NOTE 10 - ECONOMIC DEPENDENCY:


     To date, the Company's revenues have been materially dependent on a limited number of customers. The nature of the Company's business (see Note 1) is such that during any individual accounting period it will license its software products to a limited number of significant customers. In addition, revenues from the Company's products are primarily from the public safety and law enforcement markets.

     Also, the Company currently relies on a limited number of (two or three) software licensors of its main computer operating system. The Company cannot assure that if any of these licenses are terminated, it will be able to replace those licenses on a timely basis.

                                Compu-DAWN, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995
                  (Information as of and for the Periods Ended
                      March 31, 1997 and 1996 is unaudited)



NOTE 11 - INCOME TAXES:

     The income tax expense (benefit) is comprised of the following:


                   For the Three Months Ended      For the Year Ended
                           March 31,                  December 31,
                   ---------------------------     -------------------
                       1997            1996          1996        1995
                   ------------     ----------     -------     -------

     CURRENT:
       Federal     $     -          $  (7,735)   $(50,709)     $39,050
       State             -             (4,065)    (18,622)      17,095
     DEFERRED:
       Federal           -             (4,165)     (4,165)      (3,000)
       State             -             (2,035)     (2,035)      (1,450)
                   ------------     ----------   ---------     -------
                   $     -           $(18,000)   $(75,531)     $51,695
                   ============     ==========   =========     =======

     The Company has net operating losses carryforwards as of December 31, 1996, of approximately $400,000, which may be applied against future taxable income, and which expire in various years beginning after 2011. Since there is no assurance that the Company will generate future taxable income to utilize the deferred tax asset resulting from its net operating loss carryforwards, the Company has not recognized this asset.

     Due to the carryback of the 1996 loss to previous years, the Company will recoup the maximum amount refundable for taxes it paid. The following is a reconciliation of the maximum statutory federal tax rate to the Company's effective tax rate:


                                                  For the Year Ended
                                                      December 31,
                                                 1996            1995


     Federal statutory rate                     (34.0%)          34.0%
     State income taxes                          (7.0)            7.9
     Other - benefit from tax loss carryback     28.9            (2.0)
                                                ------           -----
                                                (12.1%)          39.7%
                                                ======           =====

NOTE 12 - COMMITMENTS:

     (a) In October 1996, the Company entered into a lease, for its current executive offices, which provides for base annual rental of $85,000. This lease, which is for an initial term of five years, has scheduled annual increases, and can be renewed for an additional five year period. The total amount of the base rent payments is being charged to expenses using the straight-line method over the term of the lease. The Company has recorded a deferred credit to reflect the excess of rent expense over cash payments since the inception of this lease. Previously, the Company was occupying space pursuant to a lease which expires in March 1997. The Company elected to write-off the remaining balance of unamortized leasehold improvements on this old space of $5,378 during 1996.

                                Compu-DAWN, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995
                  (Information as of and for the Periods Ended
                      March 31, 1997 and 1996 is unaudited)


NOTE 12 - COMMITMENTS (Continued):

          The Company also sublets to an unaffiliated third party, space which was previously utilized as its executive offices under a lease which expires in February 1998. As of March 31, 1997 and December 31, 1996, the Company had a remaining accrued liability of $9,584 and $12,198 which represents the net cost to the Company in excess of rental income.


          Total net rent expense for operating leases, consisted of the following:


                                          For the Three Months         For the Year Ended
                                             Ended March 31,                December 31,
                                        -----------------------       -----------------------
                                            1997        1996             1996          1995
                                        ----------    ---------       -----------     -------



          Minimum rentals                  $32,918      $10,050       $  48,677       $39,544
          Sublease rentals                  (4,500)      (4,500)        (18,000)       (1,500)
                                        ----------    ---------       ----------      -------
            Total net rent expense         $28,418    $   5,550       $  30,677       $38,044
                                        ==========    =========        ==========      ======



          At December 31, 1996, future minimum rentals (based upon the new space) and sublease income are as follows:

                           Total           Sublease
                           Rent            Income              Net

          1997           $  95,428          $18,000          $ 77,428
          1998              87,616            3,000            84,616
          1999              87,975             -               87,975
          2000              93,075             -               93,075
          2001              72,675             -               72,675
                          --------           ------           -------
          Total           $436,769          $21,000          $415,769
                          ========          =======           ========

     (b) The Company also leases certain types of equipment under operating leases which expire at various dates through 1999. Lease payments, which are charged to operations, aggregate approximately $1,100 per month.

     (c) The Company is also committed to provide post-contract customer support, to two of its customers through a third-party provider. The agreement with the third party provides for monthly payments of $483 and expires in July 1997.


     (d) Effective October 1, 1996, the Company entered into a three-year employment agreement with the Chairman of its Board of Directors, whereby he will also serve as Chief Executive Officer of the Company. This agreement provides for annual compensation of $250,000 and a signing bonus based on a fixed formula. See Note 14(a) re: Subsequent Events.

          Effective October 1, 1996, the Company entered into a three-year employment agreement with its President and Chief Operating Officer. This agreement provides for annual compensation of $125,000 and a signing bonus of $15,000. See Note 14(a) re: Subsequent Events.

                                Compu-DAWN, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995
                  (Information as of and for the Periods Ended
                      March 31, 1997 and 1996 is unaudited)


NOTE 12 - COMMITMENTS (Continued):


          The agreements with both of these officers provide for continuing automatic one year extensions, increases as determined by the Board of Directors, annual bonuses based on sales and pretax income and include provisions for termination and covenants not to compete. In addition, the agreements provide for common stock option grants based upon levels of Company earnings.

          In January 1997, the Company entered into a three-year employment agreement with an employee to serve as the Company's Chief Technology Officer. Such agreement provides for annual base salaries of $200,000, $225,000 and $250,000 in the first, second and third years, respectively. Other terms of this employment agreement conform in structure to the material provisions of the employment agreements described above.



NOTE 13 - PROPOSED INITIAL PUBLIC OFFERING:

     The Company is preparing to undertake an initial public offering ("IPO") of 1,200,000 shares of its common stock at a price of $5.00 per share, or an aggregate of approximately $4,700,000 of net proceeds. The net proceeds from this offering will be used to repay the promissory notes from the private offering (see Note 6), build a staff of regional sales managers to cover the United States and for marketing, product development, etc.

     The proposed offering also covers the resale of an aggregate of 389,200 (see Note 14b) shares of common stock underlying the warrants issued in connection with the debt offering and an aggregate of 250,250 shares currently held by certain shareholders. The Company will not receive any of the proceeds from the resale of these shares.


NOTE 14 - SUBSEQUENT EVENTS:

     (a) The Company had accrued compensation payable to two officers (the President and the Chairman of the Board) in the aggregate amount of $125,000 as of March 31, 1997. In April 1997, the officers agreed to convert $115,000 of such compensation into common shares at a conversion price of $5.00 per share (the IPO price), such conversion to occur upon the consummation of the IPO. See Note 13.

     (b)  In April 1997,  the holders of the bridge notes (see Note 6) agreed to
          (i) increase the exercise price of the five year warrants issued to them from $.50 per warrant to $3.00 per warrant and (ii) increase the holding period of these warrants from six months to two years from the effective date of the IPO.

          In connection with an agreement reached with certain of the bridge noteholders, the Company canceled bridge warrants to purchase 42,000 shares. The number of shares underlying the bridge warrants has therefore been reduced from 431,200 to 389,200 common shares.

     (c) In April 1997, the Chairman of the Board of the Company agreed to convert a note payable to him by the Company (see Note 8) into common shares at a conversion price of $5.00 per share (the IPO price) upon the consummation of such IPO. In addition, this officer agreed to provide a $500,000 credit line to the Company (at terms similar to the $200,000 loan) for a period of two years. To date, the Company has borrowed $100,000 against this new $500,000 credit line which is payable in eight equal quarterly installments.

       No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful.
                                                          --------------

                    TABLE OF CONTENTS
                                                                    Page
Prospectus Summary......................................................
Risk Factors............................................................
Use of Proceeds.........................................................
Dilution................................................................
Capitalization..........................................................
Dividend Policy.........................................................
Bridge Financing........................................................
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations...........................................................
Business................................................................
Management..............................................................
Principal and Selling Stockholders......................................
Certain Relationships and Related Transactions..........................
Description of Securities...............................................
Underwriting............................................................
Legal Matters...........................................................
Experts.................................................................
Additional Information..................................................
Financial Statements....................................................
                                                          --------------

       Until , 1997 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.








                        1,200,000 Shares of Common Stock








                                COMPU-DAWN, INC.












                                   PROSPECTUS














                               E. C. Capital, Ltd.










                                                                   , 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

         Article X of the Company's Certificate of Incorporation eliminates the personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the Delaware General Corporation Law, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law (with respect to unlawful dividend payments and unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

         Additionally, the Company has included in its Certificate of Incorporation and its by-laws provisions to indemnify its directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by Section 145 of the Delaware General Corporation law. The Delaware General Corporation law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under the Company's by-laws, any agreement, vote of stockholders or otherwise.

         The effect of the foregoing is to require the Company to the extent permitted by law to indemnify the officers, directors, employees and agents of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         In connection with the Offering, the Underwriter has agreed to indemnify the Company, its directors, and each person who controls it within the meaning of Section 15 of the Act with respect to any statement in or omission from the registration statement or the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company by the Underwriter specifically for or in connection with the preparation of the registration statement, the Prospectus, or any such amendment or supplement thereto.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

         The estimated expenses to be incurred by the Company in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated as follows:



     SEC Registration Fee                                 3,359.78
     NASD Filing Fee                                      2,000.00
     Blue Sky Fees and Expenses                          25,000.00
     Registrant's Counsel Fees and Expenses             150,000.00
     Accountant's Fees and Expenses                      85,000.00
     Underwriter's Non-Accountable Expense Allowance    180,000.00
     Underwriter's Consulting Fee                       108,000.00
     Printing and Engraving Expenses                     50,000.00
     NASDAQ Listing Fees                                 10,000.00
     Blue Sky Counsel Fees                               35,000.00
     Transfer Agent and Registrar's Fees and Expenses    15,000.00
     Miscellaneous Expenses                              36,640.22
                                                       -----------
     Estimated Total                                   $700,000.00
                                                        ==========


Item 26.          Recent Sales of Unregistered Securities.

         The Company sold the following Common Shares during the past three years. The number of Common Shares referred to herein gives effect to a 325 for 1 stock split effectuated on October 18, 1996 in connection with the Company's reincorporation in the State of Delaware.

         In October 1996, the Company borrowed $770,000 from the following bridge lenders (the "Bridge Lenders") in a bridge financing transaction. In consideration for making the loans, the Company issued Bridge Warrants to the Bridge Lenders for the purchase of an aggregate of 431,200 Common Shares at a price of $.50 per share.

                                           Number of
                                       Common Shares
  Name                              Underlying Warrants

Dong W. Lew                                    39,200
Mark Honigsfeld                                33,600
Robert H. Solomon                              25,200
Murray Gross                                   28,000
Harvey Bibicoff                                70,000
Apollo Equities                                56,000
James Favia                                    42,000
Sydney Gluck                                   22,400
Steven Wallitt                                 16,800
John Eckhoff                                   14,000
Kenneth Moschetto                              14,000
Lawrence Levine                                11,200
Maretza Jimenez
  Campos                                       11,200
Lori Siegal                                    11,200
Horizon Acquisitions                            8,400
Stuart Copperman                                5,600
Teddy Selinger                                  5,600
John P. Hefferon                                5,600
Scott Cohen                                     2,800
Peter Guardino                                  2,800
James Portnof                                   2,800
Windsor L. P.                                   2,800
                                             ---------

         Total                                431,200


         Subsequent to the closing of the bridge financing transaction, the exercise price of the Bridge Warrants was increased to $3.00 per share and Messrs. Lew and Cohen agreed to the cancellation of the Bridge Warrants issued to them.

         In August 1996, the Company sold an aggregate of 480,300 Common Shares at a price of $.30 per share to the following persons for the following consideration:

                                    Number of                      Aggregate
Name                                Common Shares                 Consideration

Murray Gross                         50,000                        $15,000.00
Robert LoRusso                      100,100                          30,030.00
Mark Honigsfeld
 Living Trust                       330,200                          99,060.00
                                    -------                          ---------
 Total                              480,300                        $129,090.00
                                    =======                          ==========


         Additionally, in August 1996, the Company issued 25,075 Common Shares to Mr. Gross in payment of consulting fees of $7,522.50 in connection with the Company's marketing activities and 75,075 Common Shares to Robert H. Solomon in payment of legal and consulting fees of $22,522.50.

         In April 1997, the Company issued 233,000 Common Shares to the Mark Honigsfeld Living Trust upon the exercise of a certain option by Mr. Honigsfeld for the purchase of such shares at an exercise price of $.30 per share.

         All the foregoing transactions were private transactions not involving a public offering and were exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof. The bridge financing securities were sold only to accredited investors. The Company determined that the stockholders to whom the Company issued Common Shares in the August 1996 and April 1997 transactions discussed above were sophisticated investors. Except as otherwise indicated below, sales of the securities were without the use of an underwriter, and the certificates evidencing the securities relating to the foregoing transactions bear restrictive legends permitting the transfer thereof only upon registration of such securities or an exemption under the Securities Act.

         The Underwriter of this Offering acted as placement agent for the Company in connection with the bridge financing transaction on a "best efforts, all or none" basis. The Underwriter received a placement fee of 10% of the gross proceeds of the Bridge Financing transaction, or $77,000, and a non-accountable expense allowance of 3% of the gross proceeds of the Bridge Financing transaction or $23,100. The Company also paid the fees and disbursements of the Underwriter's counsel in connection with representing the Underwriter in its capacity of placement agent in the Bridge Financing transaction.

Item 27.          Exhibits.

Exhibit
Number         Title of Exhibit

1.1 Form of Underwriting Agreement by and between the Company and the Underwriter.

1.2 Form of Financial Consulting Agreement between the Underwriter and the Company.*

2.1 Agreement of Merger between the Company and Coastal Computer Systems, Inc., a New York corporation.*

3.1  Articles of Incorporation of the Company.*

3.2  By-Laws of the Company.*

4.1  Specimen Common Share Certificate.*

4.2  Form of Underwriter's Common Share Purchase Warrant.*

5.1  Opinion of Certilman Balin Adler & Hyman, LLP, counsel for the Company.

10.1 Restated and Amended Employment Agreement dated as of October 1, 1996 between the Company and Dong W. Lew.*

10.2 Restated and Amended Employment Agreement dated as of October 1, 1996 between the Company and Mark Honigsfeld.*

10.3 $70,000 Promissory Note dated October 30, 1996 from Dong W. Lew to the Company.*

10.4 Form of Warrant between the Company and each of the Bridge Lenders.*

10.5 1996 Stock Option Plan.*

10.6 Lease dated October 1, 1996 between Summit Equities Corp. and the Company.*

10.7 Pledge and Hypothecation Agreement dated October 30, 1996 between the Company and Dong W. Lew.*

10.8 Credit Agreement dated January 20, 1997 between the Company and Mark Honigsfeld.*

10.9 $100,000 Promissory Note dated January 20, 1997 from the Company to Mark Honigsfeld.*

10.10$50,000  Promissory  Note dated  February 19, 1997 from the Company to Mark
     Honigsfeld.*

10.11$50,000  Promissory  Note  dated  March 5,  1997 from the  Company  to Mark
     Honigsfeld.*

10.12Form of Indemnification Agreement between the Company and the Company's directors and officers.*

10.13Consulting  Agreement dated September 27, 1996 between the Company and Alan
     Daniels and Geraldine Lum Daniels.*

10.14Employment  Agreement  dated  January 6, 1997 between the Company and Louis
     Libin.*

10.15Amended and  Restated  Credit  Agreement  dated April 30, 1997  between the
     Company and Mark Honigsfeld.

10.16$100,000  Promissory  Note  dated  May 8,  1997  from the  Company  to Mark
     Honigsfeld.

23.1 Consent of Lazar, Levine & Company LLP, independent auditors.

23.2 Consent of Certilman Balin Adler & Hyman, LLP (included in its opinion filed as Exhibit 5.1 hereto).

27.1 Financial Data Schedule.

         *Previously filed.

Item 28.          Undertakings.

(a)      Rule 415 Offering.

         The undersigned Company will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

          (iii) include any additional or changed material information on the plan of distribution.

(2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)      Equity Offerings of Nonreporting Small Business Issuers.

         The undersigned Company will provide to the Underwriter, at the closing specified in the underwriting agreement, Common Share certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

(c)      Indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referred to in Item 24 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling persons of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)      Rule 430A.

         The undersigned Company will:

(1) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act, as part of this Registration Statement as of the time the Commission declared it effective;

(2) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(e)      Rule 424(c) Supplement; Post Effective Amendment.

         The undersigned Company will, in the event the Underwriter in this Offering enters into transactions with the Selling Stockholders or waives the lock-up restrictions applicable to such Selling Stockholders' Common Shares:

(1) involving from 5% up to 10% of the Selling Stockholders' Common Shares, file "sticker" supplements to the Prospectus pursuant to Rule 424(c) under the Securities Act; or

(2) involving over 10% of the Selling Stockholders' Common Shares, file a post-effective amendment to the Registration Statement.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the County of Nassau, State of New York, on May__, 1997.

                                     COMPU-DAWN, INC.

                                     By: /s/ Mark Honigsfeld
                                        Mark Honigsfeld, Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature                      Title                            Date


/s/ Mark Honigsfeld            Chairman of the Board,            May ___, 1997
--------------------------
Mark Honigsfeld                Chief Executive Officer,
                               Secretary and Director
                               (Principal Financial Officer
                               and Principal Accounting Officer)

 *                             President, Chief Operating        May ___, 1997
-------------------------      Officer, Treasurer and
Dong W. Lew                    Director


 *                             Director                          May ___, 1997
-------------------------
Louis Libin

 *                             Director                          May ___, 1997
-------------------------
William D. Rizzardi

 *                             Director                          May ___, 1997
-------------------------
Harold Lazarus, Ph.D.


*By: /s/ Mark Honigsfeld
    --------------------
    Mark Honigsfeld
    Attorney-in Fact